EXHIBIT 2.2

PROSKAUER ROSE LLP
Counsel for Debtors and Debtors-in-Possession
1585 Broadway
New York, New York  10036
(212) 969-3000
Alan B. Hyman (AH-6655)
Michael E. Foreman (MF-5802)
Scott K. Rutsky (SR-0712)

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
-------------------------------------x
                                     :
In re:                               :        (Chapter 11)
                                     :
GOLDEN BOOKS FAMILY                  :
ENTERTAINMENT, INC., et al.,         :        Case Nos. 99-10030
                                     :        Through 99-10032 (TLB)
                                     :
                 Debtors.            :        (Jointly Administered)
                                     :
-------------------------------------x





                    DISCLOSURE STATEMENT PURSUANT TO SECTION
                    1125 OF THE BANKRUPTCY CODE FOR THE JOINT
                      PLAN OF REORGANIZATION OF THE DEBTORS
                    -----------------------------------------


THIS IS NOT A SOLICITATION OF ACCEPTANCES OR REJECTIONS OF THE PLAN. ACCEPTANCES OR REJECTIONS MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT. THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE COURT.





Dated:  March 25, 1999
        New York, New York

                                       I.


                            INTRODUCTION AND SUMMARY


A. Overview


          Golden Books Family Entertainment, Inc. ("Parent"), Golden Books Publishing Company, Inc. ("Publishing") and Golden Books Home Video, Inc. ("Video" and together with Parent and Publishing, the "Debtors" or "Golden Books") transmit this Disclosure Statement pursuant to Section 1125(b) of Title 11, United States Code, 11 U.S.C. ss.ss. 101 et seq. (the "Bankruptcy Code") and Rule 3017 of the Federal Rules of Bankruptcy Procedure ("Bankruptcy Rules"), in connection with their Joint Plan of Reorganization dated March 25, 1999 (the "Plan") in order to provide adequate information to enable holders of Claims and Equity Interests that are impaired under the Plan to make an informed judgment in exercising their right to vote for acceptance or rejection of the Plan. A copy of the Plan is attached hereto as Exhibit A. All capitalized terms used but not defined in this Disclosure Statement shall have the respective meanings ascribed to them in the Plan unless otherwise noted.

          THE DEBTORS STRONGLY URGE ACCEPTANCE OF THE PLAN. THE DEBTORS HAVE NEGOTIATED THE TERMS OF THE PLAN WITH AN INFORMAL COMMITTEE OF HOLDERS OF OLD SENIOR NOTES (THE "INFORMAL SENIOR NOTE COMMITTEE") AND AN INFORMAL COMMITTEE OF HOLDERS OF TOPrS CERTIFICATES (THE "INFORMAL TOPrS COMMITTEE"). THE INFORMAL SENIOR NOTE COMMITTEE AND THE INFORMAL TOPrS COMMITTEE ALSO STRONGLY RECOMMEND THAT ALL

HOLDERS OF OLD SENIOR NOTES AND TOPrS CERTIFICATES VOTE TO ACCEPT THE PLAN.

B. Summary of Classification and Treatment Under the Plan



          In general, and as more fully described herein, the Plan effectuates a restructuring of the Debtors' pre-petition indebtedness and operations. Among other things, the Plan provides for the exchange of Old Senior Notes for a combination of New Senior Notes and New Parent Common Stock. The Plan also provides for the exchange of TOPrS Certificates for shares of New Parent Common Stock. Holders of General Unsecured Claims, to the extent not previously satisfied, will either be reinstated, paid in full in accordance with their respective terms or otherwise rendered unimpaired. Holders of Old Preferred Stock Interests and Old Common Stock Interests will receive New Warrants to purchase New Parent Common Stock. Set forth in the following section is a summary of the classification and treatment of Claims and Equity Interests under the Plan.

          The Plan (i) divides Claims and Equity  Interests into eleven classes,
(ii) sets forth the treatment afforded to each class, and (iii) provides the means by which the Debtors will be reorganized under Chapter 11 of the Bankruptcy Code. The following table sets forth a summary of the treatment of each type of Claim and Equity Interest under the Plan (a more detailed description of the Plan is set forth later in this Disclosure Statement in
Section IV entitled "Overview of The Plan").1



--------
1 This summary contains only a brief and simplified description of the classification and treatment of Claims and Equity Interests under the Plan. It does not describe every provision of the Plan. Accordingly, reference should be made to the entire Disclosure
                                                                (continued. . .)

Class           Type of Claim/Interest    Treatment
--------------  ------------------------- --------------------------------------
Not Applicable  Allowed Administrative    To be paid  in  full, in  Cash, in
                Expense Claims            such amounts as (1)  are  incurred in
                                          the ordinary course of business by the
                                          Debtors,   (2)  are   Allowed  by  the
                                          Bankruptcy Court upon the later of the
                                          Effective  Date,  the  date of a Final
                                          Order  allowing  such   Administrative
                                          Expense  Claims,  or  any  other  date
                                          specified in such order, or (3) may be
                                          agreed  upon  between  the  holders of
                                          such Administrative Expense Claims and
                                          the Debtors.

Not Applicable  Allowed Priority Tax      To be paid in full, in Cash,  upon the
                Claims                    later  of  Claims  (1)  the  Effective
                                          Date, (2) the date upon which there is
                                          a Final Order  allowing  such Claim as
                                          an Allowed Priority Tax Claim, (3) the
                                          date that such  Allowed  Priority  Tax
                                          Claim  would  have  been  due  if  the
                                          Reorganization   Cases  had  not  been
                                          commenced,  or  (4)  upon  such  other
                                          terms as may be agreed to between  the
                                          Debtors  and the holder of any Allowed
                                          Priority Tax Claim; provided, however,
                                          that the Debtors may, at their option,
                                          in lieu of  payment in full of Allowed
                                          Priority  Tax Claims on the  Effective
                                          Date,  make Cash  payments  respecting
                                          Allowed  Priority Tax Claims  deferred
                                          in accordance with Section  1129(a)(9)
                                          of the Bankruptcy Code.

(. . .continued)
              Statement (including exhibits), the Plan, and the Plan Supplement for a complete description of the classification and treatment of Claims and Equity Interests.

Class           Type of Claim/Interest    Treatment
--------------  ------------------------  --------------------------------
1               Priority Claims           Unimpaired. Each  holder of an Allowed
                                          Priority  Claim shall  receive Cash in
                                          an  amount   equal  to  such   Allowed
                                          Priority  Claim  on the  later  of the
                                          Effective   Date  and  the  date  such
                                          Priority   Claim  becomes  an  Allowed
                                          Priority  Claim, or as soon thereafter
                                          as is  practicable,  unless the holder
                                          of an Allowed  Priority  Claim and the
                                          Reorganized   Debtors   agree   to   a
                                          different treatment thereof.


2               General Secured Claims    Unimpaired.  At   the  option  of  the
                                          Reorganized  Debtors,  (i) an  Allowed
                                          General   Secured   Claim   shall   be
                                          reinstated and rendered  unimpaired in
                                          accordance with Section 1124(2) of the
                                          Bankruptcy  Code,  (ii) a holder of an
                                          Allowed  General  Secured  Claim shall
                                          receive  Cash in an  amount  equal  to
                                          such Allowed  General  Secured  Claim,
                                          including any interest on such Allowed
                                          General  Secured Claim  required to be
                                          paid pursuant to Section 506(b) of the
                                          Bankruptcy  Code,  on the later of the
                                          Effective   Date  and  the  date  such
                                          General   Secured   Claim  becomes  an
                                          Allowed  General  Secured Claim, or as
                                          soon thereafter as is practicable,  or
                                          (iii) a holder of an  Allowed  General
                                          Secured   Claim   shall   receive  the
                                          Collateral    securing   its   Allowed
                                          General Secured Claim and any interest
                                          on such Allowed  General Secured Claim
                                          required   to  be  paid   pursuant  to
                                          Section 506(b) of the Bankruptcy Code,
                                          in  full  and  complete   satisfaction
                                          thereof on the later of the  Effective
                                          Date and the date such General Secured
                                          Claim  becomes  Allowed,  or  as  soon
                                          thereafter as is practicable.

Class           Type of Claim/Interest    Treatment
--------------  ------------------------  --------------------------------
3               Old Senior Note Claims    Impaired. On the Effective  Date, each
                                          holder of an Allowed  Old Senior  Note
                                          Claim shall receive, in full and final
                                          satisfaction  of  such  Allowed  Claim
                                          (including  any  unsecured  deficiency
                                          Claim  in  respect  of the Old  Senior
                                          Notes),  its Pro Rata Share of (i) the
                                          New Senior Notes and  (ii)____  shares
                                          of New Parent  Common  Stock.  The New
                                          Parent  Common Stock issued to holders
                                          of  Allowed  Old  Senior  Note  Claims
                                          pursuant  to the Plan will  represent,
                                          in  the   aggregate,   42.5%   of  the
                                          authorized and  outstanding  shares of
                                          New   Parent   Common   Stock  on  the
                                          Effective  Date;  provided,   however,
                                          that the  foregoing  --------  -------
                                          percentage  is subject to  dilution by
                                          (i) shares of New Parent  Common Stock
                                          issued as a result of the  exercise of
                                          the New  Warrants,  (ii) shares of New
                                          Parent    Common   Stock   issued   in
                                          accordance  with the Management  Stock
                                          Option  Plan,  and  (iii)  such  other
                                          shares as may be authorized and issued
                                          pursuant  to  the  Reorganized  Parent
                                          Charter.

Class           Type of Claim/Interest    Treatment
-------------- ------------------------   --------------------------------
4              GPH Claims                 Impaired.  On the Effective  Date,
                                          each  holder of the  Allowed GPH Claim
                                          shall  receive,   in  full  and  final
                                          satisfaction  of  such  Allowed  Claim
                                          (including  any  unsecured  deficiency
                                          Claim in  respect  of the GPH  Notes),
                                          ______  shares  of New  Parent  Common
                                          Stock.  The New  Parent  Common  Stock
                                          issued to the  holder  of the  Allowed
                                          GPH Claim  pursuant to the Plan,  will
                                          represent, in the aggregate, 5% of the
                                          authorized and  outstanding  shares of
                                          New   Parent   Common   Stock  on  the
                                          Effective  Date;  provided,   however,
                                          that  the   foregoing   percentage  is
                                          subject to  dilution  by (i) shares of
                                          New Parent  Common  Stock  issued as a
                                          result  of the  exercise  of  the  New
                                          Warrants,  (ii)  shares of New  Parent
                                          Common Stock issued in accordance with
                                          the Management  Stock Option Plan, and
                                          (iii)  such  other  shares  as  may be
                                          authorized and issued  pursuant to the
                                          Reorganized Parent Charter.

5               TOPrS Claims              Impaired. On the Effective Date, each
                                          holder of an Allowed TOPrS Claim shall
                                          receive,    in    full    and    final
                                          satisfaction  of such  Allowed  Claim,
                                          its Pro Rata  Share of ____  shares of
                                          New  Parent  Common  Stock.   The  New
                                          Parent  Common Stock issued to holders
                                          of Allowed  TOPrS  Claims  pursuant to
                                          the  Plan,  will  represent,   in  the
                                          aggregate,  50.0%  of the  outstanding
                                          shares of New Parent  Common  Stock on
                                          the Effective Date; provided, however,
                                          that  the   foregoing   percentage  is
                                          subject to  dilution  by (i) shares of
                                          New Parent  Common  Stock  issued as a
                                          result  of the  exercise  of  the  New
                                          Warrants,  (ii)  shares of New  Parent
                                          Common Stock issued in accordance with
                                          the Management  Stock Option Plan, and
                                          (iii)  such  other  shares  as  may be
                                          authorized and issued  pursuant to the
                                          Reorganized Parent Charter.

Class           Type of Claim/Interest    Treatment
--------------  ------------------------  --------------------------------
6               General Unsecured         Unimpaired.To the extent not satisfied
                                          by the Debtors in the ordinary course
                                          of  business  prior  to the  Effective
                                          Date,  in full and final  satisfaction
                                          of such claim,  the legal,  equitable,
                                          and  contractual  rights  to  which an
                                          Allowed   General    Unsecured   Claim
                                          entitles the holder  thereof  shall be
                                          left  unimpaired   and,   accordingly,
                                          shall be  satisfied  on the  latest of
                                          (a) the Effective Date, (b) the date a
                                          General  Unsecured  Claim  becomes  an
                                          Allowed Claim, (c) the date an Allowed
                                          General  Unsecured  Claim  becomes due
                                          and payable in the ordinary  course of
                                          the Debtors' business  consistent with
                                          the    Debtors'    ordinary    payment
                                          practices,  and (d) the  date on which
                                          the  Debtors  and the  holder  of such
                                          Allowed   General    Unsecured   Claim
                                          otherwise  agree  in  writing.  At the
                                          option of the Debtors,  the  treatment
                                          provided  in the Plan  will  result in
                                          the  payment  of any  Allowed  General
                                          Unsecured Claim, in Cash, in an amount
                                          equal   to   such   Allowed    General
                                          Unsecured  Claim (which  payment shall
                                          include  interest,  only to the extent
                                          to which the  holder of such Claim may
                                          be  contractually  entitled,   accrued
                                          through the date of payment).

Class           Type of Claim/Interest    Treatment
--------------  ------------------------- --------------------------------
7               Debt Securities           Impaired. Subject to the releases con-
                Rescission or Damage      tained in Section 9.1 of the Plan,each
                Claims                    holder of an Allowed  Debt  Securities
                                          Rescission   or  Damage   Claim  shall
                                          retain all  proceeds  derived  from or
                                          relating to any litigation  instituted
                                          by or  against  any such  holder or on
                                          his  behalf  which are  payable by any
                                          entity   other  than  the  Debtors  or
                                          Reorganized   Debtors   (but  not  any
                                          proceeds  from any of the  property or
                                          assets of the Debtors except  proceeds
                                          of insurance  policies  maintained  by
                                          the  Debtors)  but  shall  receive  no
                                          other  distribution  under the Plan.

8               Old Preferred Stock       Impaired.  On the Effective   Date,
                Interests                 all  Old  Preferred   Stock  Interests
                                          shall  be  canceled,   annulled,   and
                                          extinguished,  and the  holder  of the
                                          Allowed Old Preferred  Stock Interests
                                          shall receive  two-thirds (2/3) of the
                                          New Warrants.

9               Old Common Stock          Impaired.  On  the   Effective   Date,
                Interests                 all   Old   Common   Stock   Interests
                                          (including  any such Equity  Interests
                                          consisting   of  accrued   and  unpaid
                                          dividends on the Old  Preferred  Stock
                                          Interest) shall be canceled, annulled,
                                          and  extinguished,  and each holder of
                                          an Allowed Old Common  Stock  Interest
                                          shall  receive  its Pro Rata  Share of
                                          one-third (1/3) of the New Warrants.

Class           Type of Claim/Interest    Treatment
--------------  ------------------------- --------------------------------
10              Equity Interests          Impaired.Subject to the releases cont-
                Rescission or Damage      ained in Section 9.1 of the Plan, each
                Claims                    holder of an Allowed Equity  Interests
                                          Rescission   or  Damage   Claim  shall
                                          retain all  proceeds  derived  from or
                                          relating to any litigation  instituted
                                          by or  against  any such  holder or on
                                          his  behalf  which are  payable by any
                                          entity   other  than  the  Debtors  or
                                          Reorganized   Debtors   (but  not  any
                                          proceeds  from any of the  property or
                                          assets of the Debtors except  proceeds
                                          of insurance  policies  maintained  by
                                          the  Debtors)  but  shall  receive  no
                                          other  distribution under the Plan.

11              Subsidiary Equity         Unimpaired.  On  the  Effective  Date,
                Interests                 record  holders of Allowed  Subsidiary
                                          Equity  Interests  shall  continue  to
                                          hold  such  equity  interests,   which
                                          equity  interests shall continue to be
                                          evidenced by the capital stock held by
                                          such record  holders in the Subsidiary
                                          or  Subsidiaries  as of the  Effective
                                          Date.


          THIS DISCLOSURE STATEMENT HAS BEEN APPROVED BY ORDER OF THE BANKRUPTCY COURT AS CONTAINING INFORMATION OF A KIND, AND IN SUFFICIENT DETAIL, TO ENABLE HOLDERS OF CLAIMS AND EQUITY INTERESTS TO MAKE AN INFORMED JUDGMENT IN VOTING TO ACCEPT OR REJECT THE PLAN. APPROVAL OF THIS DISCLOSURE STATEMENT DOES NOT, HOWEVER, CONSTITUTE A DETERMINATION OR RECOMMENDATION BY THE BANKRUPTCY COURT AS TO THE FAIRNESS OR THE MERITS OF THE PLAN.

          THIS DISCLOSURE STATEMENT CONTAINS A SUMMARY OF CERTAIN PROVISIONS OF THE PLAN, THE PLAN DOCUMENTS, AND CERTAIN FINANCIAL INFORMATION. WHILE THE DEBTORS BELIEVE THAT THESE SUMMARIES ARE FAIR AND ACCURATE AND PROVIDE ADEQUATE INFORMATION WITH RESPECT TO THE DOCUMENTS SUMMARIZED, SUCH SUMMARIES ARE
QUALIFIED TO THE EXTENT THAT THEY DO NOT SET FORTH THE ENTIRE TEXT OF SUCH DOCUMENTS. FURTHERMORE, ALTHOUGH THE DEBTORS HAVE MADE EVERY EFFORT TO BE ACCURATE, THE FINANCIAL INFORMATION CONTAINED HEREIN (WITH THE EXCEPTION OF CERTAIN INFORMATION CONTAINED IN PUBLIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION WHICH ARE ATTACHED HERETO AS EXHIBITS "B" AND "C") HAS NOT BEEN THE SUBJECT OF AN AUDIT BY AN OUTSIDE ACCOUNTING FIRM. IN THE EVENT OF ANY CONFLICT, INCONSISTENCY, OR DISCREPANCY BETWEEN THE TERMS AND PROVISIONS IN THIS DISCLOSURE STATEMENT AND THE TERMS AND PROVISIONS IN THE PLAN, THE PLAN DOCUMENTS, OR THE FINANCIAL INFORMATION INCORPORATED THEREIN BY REFERENCE, THE PLAN SHALL GOVERN FOR ALL PURPOSES. ALL HOLDERS OF CLAIMS AND EQUITY INTERESTS SHOULD READ THIS DISCLOSURE STATEMENT, THE PLAN, THE EXHIBITS TO THIS DISCLOSURE STATEMENT, AND THE PLAN DOCUMENTS IN THEIR ENTIRETY BEFORE VOTING ON THE PLAN.

          THE STATEMENTS AND FINANCIAL INFORMATION CONTAINED HEREIN HAVE BEEN MADE AS OF THE DATE HEREOF UNLESS OTHERWISE SPECIFIED. HOLDERS OF CLAIMS AND EQUITY INTERESTS REVIEWING THIS DISCLOSURE STATEMENT SHOULD NOT INFER AT THE TIME OF SUCH REVIEW THAT THERE HAVE BEEN NO CHANGES IN THE FACTS SET FORTH HEREIN UNLESS SO SPECIFIED. WHILE THE DEBTORS HAVE MADE EVERY EFFORT TO DISCLOSE WHERE CHANGES IN PRESENT CIRCUMSTANCES COULD REASONABLY BE EXPECTED TO AFFECT MATERIALLY THE VOTE ON THE PLAN, THIS DISCLOSURE STATEMENT IS QUALIFIED TO THE EXTENT THAT CERTAIN EVENTS, SUCH AS THOSE MATTERS DISCUSSED IN SECTION VIII BELOW ENTITLED "RISK FACTORS," DO OCCUR.

          THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE AND NOT IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAW OR OTHER APPLICABLE NONBANKRUPTCY LAW. PERSONS OR ENTITIES HOLDING OR TRADING IN OR OTHERWISE PURCHASING, SELLING OR TRANSFERRING CLAIMS AGAINST, OR SECURITIES OF, THE DEBTORS SHOULD EVALUATE THIS DISCLOSURE STATEMENT IN LIGHT OF THE PURPOSE FOR WHICH IT WAS PREPARED.

          IN ACCORDANCE WITH THE BANKRUPTCY CODE, THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY

THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS SUCH COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN.

          WITH RESPECT TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS AND OTHER PENDING OR THREATENED ACTIONS, THIS DISCLOSURE STATEMENT AND THE INFORMATION CONTAINED HEREIN SHALL NOT BE CONSTRUED AS AN ADMISSION OR STIPULATION, BUT RATHER AS STATEMENTS MADE IN SETTLEMENT NEGOTIATIONS.

C. Voting and Confirmation Procedures

          Accompanying this Disclosure Statement are copies of the following documents: (i) the Plan, which is attached hereto as Exhibit "A", (ii) an Order from the Bankruptcy Court (the "Disclosure Statement Approval Order") (a) approving this Disclosure Statement as containing adequate information pursuant to Section 1125 of the Bankruptcy Code; (b) approving the forms of Ballots to be executed by holders of impaired Claims and Equity Interests for voting on the Plan; and (c) approving the notice of and fixing the time for (1) submitting acceptances or rejections to the Plan, (2) the hearing to consider confirmation of the Plan, and (3) filing objections to confirmation of the Plan; and (iii) forms of Ballots to be executed by holders of impaired Claims and Equity Interests for voting to accept or reject the Plan.

          The forms of Ballots, and the related materials delivered together herewith, are being furnished, for purposes of soliciting votes on the Plan, to holders of (i) Old Senior Notes whose respective names (or the names of whose nominees) appear as of the Voting Record Date (defined below) on the security holder lists maintained by the Old Senior Note Indenture Trustee, (ii) TOPrS Certificates whose respective names (or the names of whose nominees) appear as of the Voting Record Date on the security holder lists maintained by the TOPrS Trustee, (iii) GPH Claims, (iv) Debt Securities Rescission or Damage Claims, (v) Old Preferred Stock Interests, (vi) Old Common Stock Interests and (vii) Equity Interest Rescission or Damage Claims. With regard specifically to the Senior Notes and the TOPrS Certificates held by banks and/or brokers (the "Record Holders") for the beneficial ownership of other entities or individuals (the "Beneficial Holders"), the Debtors or their balloting agent will provide a sufficient number of copies of this Disclosure Statement, the Plan and the Ballots to the Record Holders for transmission to each of the Beneficial Holders. The Debtors shall ask the Record Holders to send copies of the Disclosure Statement, the Plan and the Ballots to the respective Beneficial Holders, and to collect completed Ballots from such Beneficial Holders on the Debtors' behalf. The Record Holders shall be asked to summarize the results of the votes received from the Beneficial Holders on a summary form, i.e., a master ballot, which will be provided to each Record Holder by the Debtors. The Disclosure Statement is also being provided to holders of claims in Classes 1, 2, 6 and 11 (who are deemed to have accepted the Plan), and other entities, solely for informational purposes.

          1. Who May Vote
             ------------

          Under the Bankruptcy Code, impaired classes of Claims or Equity Interests are entitled to vote to accept or reject a plan of reorganization. A class which is not "impaired" is deemed to have accepted a Plan and does not vote. A class is "impaired" under the Bankruptcy Code unless the legal, equitable, and contractual rights of the holders of Claims or Equity Interests in such class are not modified or altered. For purposes of the Plan, holders of Old Senior Note Claims in Class 3, holders of GPH Claims in Class 4, holders of TOPrS Claims in Class 5, holders of Debt Securities Rescission or Damage Claims in Class 7, holders of Old Preferred Stock Interests in Class 8, holders of Old Common Stock Interests in Class 9, and holders of Equity Interest Rescission or Damage Claims in Class 10 are impaired and are entitled to vote on the Plan.

          2. Voting Instructions
             -------------------


          All votes to accept or reject the Plan must be cast by using the form of Ballot, or, in the case of a brokerage firm holding Old Senior Notes, TOPrS Certificates, or Old Common Stock Interests in its own name on behalf of a beneficial owner, the Ballot entitled "Master Ballot" enclosed with this Disclosure Statement. No votes other than ones using such Ballots will be counted except to the extent the Bankruptcy Court orders otherwise. The Bankruptcy Court has fixed ____ __.m., New York City Time, on _______, 1999 (the "Voting Record Date") as the time and date for the determination of holders of record of Claims who are entitled to (a) receive a copy of this Disclosure Statement and all of the related materials, and (b) vote to accept or reject the Plan. After carefully reviewing the Plan and this Disclosure Statement, including the attached exhibits and the Plan Documents, please indicate your acceptance or rejection of the Plan on the appropriate Ballot and return such Ballot in the enclosed envelope to:

                  Golden Books Plan of Reorganization
                  c/o Bankruptcy Services, LLC
                  70 East 55th Street
                  6th Floor
                  New York, New York  10022
                  (212) 376-8494
                  Attn:  Ms. Kathy Gerber


BALLOTS MUST BE RECEIVED ON OR BEFORE 4:00 P.M. (NEW YORK CITY TIME) ON _________, 1999 (THE "VOTING DEADLINE"). ANY BALLOT WHICH IS NOT EXECUTED BY A DULY AUTHORIZED PERSON SHALL NOT BE COUNTED. ANY BALLOT WHICH IS EXECUTED BY THE HOLDER OF AN ALLOWED CLAIM BUT WHICH DOES NOT INDICATE AN ACCEPTANCE OR REJECTION OF THE PLAN SHALL BE DEEMED TO BE AN ACCEPTANCE.

IF YOU ARE A BENEFICIAL HOLDER OF A SECURITY HELD BY A NOMINEE PLEASE NOTE THAT BALLOTS MUST BE RETURNED BY HAND, MAIL, OR OVERNIGHT TRANSMISSION TO YOUR NOMINEE IN SUFFICIENT TIME FOR IT TO BE FORWARDED BY YOUR NOMINEE TO THE DEBTORS' BALLOTING AGENT BY THE VOTING DEADLINE.

          If you have any questions regarding the procedures for voting on the Plan, please contact the Debtors' balloting agent, Bankruptcy Services, LLC, at the above address and telephone number.

          3. Acceptance or Rejection of the Plan
             -----------------------------------

          Under the Bankruptcy Code, a voting Class of Claims is deemed to have accepted the Plan if it is accepted by creditors in such Class who, of those voting on the Plan, hold at least two-thirds in amount and more than one-half in number of the Allowed Claims of such Class. A voting Class of Equity Interests is deemed to have accepted the Plan if it is accepted by holders of Equity Interests who hold at least two-thirds in amount of the Equity Interests of such Class that have actually voted on the Plan.

          If the Plan is not accepted by all impaired Classes of Allowed Claims, the Plan may still be confirmed by the Bankruptcy Court pursuant to Section 1129(b) of the Bankruptcy Code if (a) the Plan has been accepted by at least one impaired Class of Claims, and (b) the Bankruptcy Court determines, among other things, that the Plan "does not discriminate unfairly" and is "fair and equitable" with respect to each non-accepting impaired Class. If the Plan is not accepted by all impaired Classes of Allowed Claims or Equity Interests, the Debtors reserve the right to ask the Bankruptcy Court to find that the Plan does not discriminate unfairly and is fair and equitable with respect to each impaired Class that has not accepted the Plan.

          4. Confirmation Hearing
             --------------------

          Section 1128(a) of the Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a Confirmation Hearing. Section 1128(b) of the Bankruptcy Code provides that any party-in-interest may object to Confirmation of the Plan.

          Pursuant to Section 1128 of the Bankruptcy Code and Rule 3017(c) of the Bankruptcy Rules, the Bankruptcy Court has scheduled the Confirmation Hearing before the Honorable Tina L. Brozman, Chief United States Bankruptcy Judge, at the United States Bankruptcy Court, Southern District of New York, One Bowling Green, New York, New York for _________, 1999 at ___ p.m. A notice setting forth the time and date of the Confirmation Hearing has been included along with this Disclosure Statement. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice, except for an announcement of such adjourned hearing date by the Bankruptcy Court in open court at such hearing.

          5. Objections
             ----------

          Any objection to Confirmation of the Plan must be in writing, must comply with the Bankruptcy Rules and the Local Rules of the Bankruptcy Court, and must be filed and served as required by the Bankruptcy Court pursuant to the Disclosure Statement Approval Order. A copy of the Disclosure Statement Approval Order accompanies this Disclosure Statement and contains all relevant procedures relating to the submission of objections to Confirmation of the Plan. Parties submitting objections should review such order in its entirety.

                                       II.


                       BACKGROUND AND EVENTS PRECIPITATING
                       CHAPTER 11 FILING AND SOLICITATION

A.   Overview of the Debtors and their Business Operations


          Golden Books publishes, produces, licenses and markets an extensive range of children's and family-related media and entertainment products. On the Petition Date, the Debtors employed over 1,100 individuals, owned or leased properties in five states, and had operations in Canada (through a non-debtor affiliate) and in the United Kingdom. The Debtors' products and productions are distributed throughout the United States, and worldwide in over 60 countries.

          On May 8, 1996, Golden Press Holding, L.L.C. ("GPH"), an investment vehicle formed by Warburg, Pincus Ventures, L.P., Richard E. Snyder and Barry Diller, invested $65 million in Golden Books through the purchase of the Parent's Old Preferred Stock Interests.2 At that time, the name of the Debtors' parent corporation was changed from Western Publishing Company, Inc. to Golden Books Family Entertainment, Inc.


-------
2 GPH also purchased $10 million of GPH Notes on or about September 8, 1998. Class 4 under the Plan is made up of the holders of GPH Notes.

          On the Petition Date, the Debtors operated through the following four business segments: (i) Children's Publishing Division, (ii) Adult Publishing Division, (iii) Golden Books Entertainment Group and (iv) Commercial Printing Division.3

          1. Children's Publishing Division
             ------------------------------

          Golden Books is the largest publisher of children's books in the North American retail market, and has published its flagship product line, "Little Golden Books", for over 50 years. The Children's Publishing Division produces storybooks, coloring/activity books, electronic storybooks, puzzles, educational workbooks, reference books, novelty books, chapter books and fiction. The products of the Children's Publishing Division utilize both owned (in whole or in part) characters, such as the Poky Little Puppy and Lassie, and characters licensed by Golden Books from third parties, such as Barney and the Muppets. The Children's Publishing Division's products have traditionally been designed for children up to age seven and have been distributed through mass market channels (which include national discount store chains, such as Wal-mart, K-Mart, Target and Toys "R" Us). Golden Books has also distributed children's products through bookstores and other retailers, special markets and international channels.


--------
3 For a detailed description of Golden Books and its operations, see Golden Books' Annual Report on Form 10-K for the fiscal year ended
         1997, a copy of which is annexed hereto as Exhibit "B." The aforementioned financial information is provided to permit the holders of Claims and Equity Interests to better understand Golden Books' historical business performance.

          2. Adult Publishing Division
             -------------------------

          The Adult Publishing Division publishes trade books focusing primarily on hobbies, parenting and the family. The products of the Adult Publishing Division are distributed primarily through bookstores, although the line includes books published in formats suitable for mass market distribution. In February 1998, the Adult Publishing Division signed an agreement with St. Martin's Press, Incorporated to distribute its books in the United States and Canada.4

          3. Entertainment Group Division
             ----------------------------

          The Golden Books Entertainment Group Division (the "Entertainment Division") was established in August 1996 upon the acquisition by Golden Books of an extensive library of character-based family entertainment properties from Broadway Video Entertainment, L.P. The Entertainment Division's library is comprised of copyrights, distribution rights, trademarks and licenses relating to characters, television programs and motion pictures, both animation and live action, and includes individual specials and multiple episode series. Properties from this library are licensed to third parties, both domestically and internationally, for use in television, home video and other electronic media. Included in the assets of the Entertainment Division are the intellectual property rights relating to a number of well-known television programs, motion pictures and characters including, among others, Christmas Classics, Lassie, Underdog, Lone Ranger and Felix the Cat.


--------
4 As discussed later in this Disclosure Statement, Golden Books has entered into an agreement to sell the Adult Publishing Division to St. Martin's Press. A hearing to consider this sale is presently scheduled for March 25, 1999.

          4. Commercial Printing Division
             ----------------------------

          The Commercial Printing Division allows the company, as a leading publisher, to market its surplus manufacturing capabilities to third parties. Customers of the Commercial Printing Division include educational publishers, religious publishers, brand marketers targeting children and families, and other juvenile publishers and entertainment companies. The Commercial Printing Division also engages in commodity printing such as tax instruction booklets and tax forms.

B. Pre-Petition Debt Structure of the Debtors

          Prior to the Filing Date, the Debtors' debt structure included a secured working capital facility, long-term debt consisting primarily of the Senior Notes and the TOPrS Certificates, and short-term debt consisting primarily of the GPH Notes.

          1. Pre-Petition Working Capital Facility
             -------------------------------------

          The  Debtors'  day-to-day  operations  were  primarily  financed  by a secured, revolving working capital facility with NationsCredit Commercial Funding, a division of NationsCredit Commercial Corp. ("NationsCredit"),
pursuant to a Loan and Security Agreement dated as of June 3, 1998 (the "NationsCredit Agreement"), by and between NationsCredit, as lender, and Publishing, as borrower. Publishing's obligations under the NationsCredit Agreement were secured by a first lien and security interest in (i) all Accounts, Chattel Paper, Documents and Inventory (each as defined in the NationsCredit Agreement) relating solely to

Publishing's Children's Publishing Division excluding all of the foregoing assets relating to Publishing's Christmas Classics, Lone Ranger and Underdog properties (as such terms are defined in the NationsCredit Agreement), (ii) any and all proceeds and products of the foregoing, and (iii) all books and records relating to any of the foregoing (collectively, the "NationsCredit Collateral").

          The NationsCredit Agreement had an initial maximum borrowing capacity of $30 million. Prior to the Petition Date, NationsCredit notified the Debtors of the occurrence of certain alleged events of default under the NationsCredit Agreement. As a result, the Debtors and NationsCredit entered into a series of letter agreements, wherefore in consideration for certain payments and other undertakings by the Debtors, NationsCredit agreed to refrain through February 26, 1999, from exercising its rights under the NationsCredit Agreement with respect to the alleged events of default. Additionally, pursuant to such agreements, the Debtors' maximum borrowing capacity was reduced from time to time. On the Petition Date, the Debtors' maximum borrowing capacity under the NationsCredit Agreement was approximately $16 million and the outstanding balance owed to NationsCredit was approximately $10 million.5


--------
5 On March 1, 1999 , the Debtors obtained entry of an Interim Order authorizing them to enter into a debtor-in-possession financing facility of up to $55 million with The CIT Group/Business Credit, Inc. (and allowing for interim borrowing thereunder of up to $30 million), and authorizing the use of a portion of the proceeds of such facility to satisfy fully the Debtors' obligations to NationsCredit.



>

          2. The Old Senior Notes
             --------------------

          Pursuant to the Old Senior Note Indenture, dated September 15, 1992, $150 million of Old Senior Notes due 2002 were issued by Parent's predecessor-in-interest. As part of the series of transactions related to the 1996 investment by GPH (see subsection II.A. above), Parent assigned its obligations in respect of the Old Senior Notes to Publishing. Interest on the Old Senior Notes accrues at the rate of 7.65% per annum and is payable on each March 15 and September 15. As part of the incurrence of the secured working capital facility with NationsCredit, in June 1998, the holders of Old Senior Notes directed the Old Senior Note Indenture Trustee to amend the covenant prohibiting secured indebtedness and certain other provisions of the Old Senior
Note Indenture. Parent provided a guaranty of Publishing's obligations under the Old Senior Notes. Publishing also provided the Old Senior Note Indenture with certain collateral described below. Publishing did not make the interest payment due on September 15, 1998. As of the Filing Date, the aggregate amount owed under the Old Senior Notes (including accrued and unpaid interest) was approximately $160 million.

          The Old Senior Notes are secured obligations of the Debtors pursuant to a security agreement dated as of June 2, 1998 (the "Security Agreement"). In particular, the Debtors believe that the Senior Note Trustee (for the benefit of all holders) holds valid, perfected and unavoidable (i) first priority liens and security interests (subject to certain permitted liens) in and upon (a) inventory, accounts receivable, chattel paper, documents and proceeds of the foregoing relating solely to Publishing's Christmas Classics, Lone Ranger and Underdog properties (as such terms are defined in the Security Agreement), and the copyrights, copyright licenses, trademarks and trademark licenses associated therewith, (b) certain personal property and fixtures owned by Publishing and located at the Debtors' distribution center in Crawfordsville, Indiana, manufacturing facility in Racine, Wisconsin, and corporate headquarters in New York, New York; (ii) junior liens and security interests in and upon the NationsCredit Collateral (subject to the terms and conditions set forth therein); and (iii) a mortgage lien upon Publishing's real property located in Crawfordsville, Indiana. In addition, the Old Senior Note Indenture Trustee and the Informal Senior Note Committee believe that the Senior Notes are entitled to be secured by a first priority lien on and security interest in a certain distribution agreement between Video and Sony Music and a related license agreement between Publishing and Video (collectively, the "Distribution Agreement"), and all rights to receive moneys due and to become due thereunder, and all proceeds thereof.

          3. GPH Claims
             ----------

          Pursuant to the GPH Note Purchase Agreement, dated as of September 8, 1998, among GPH, Parent, Publishing and Video, Video issued senior secured promissory notes in the original principal amount of $10 million to GPH. The proceeds from the Note Purchase Agreement were loaned to Publishing in return for senior notes of Publishing in the original principal amount of $10 million (the "Publishing Notes"). The Publishing Notes were pledged to GPH as collateral for the GPH Notes.

          As additional collateral for the GPH Notes, the Debtors believe that the GPH Notes are secured by first priority liens and security interests (subject in certain instances to permitted liens) in and upon all of Video's assets (including Video's rights under the Distribution

Agreement and all rights of Video to receive moneys due and to become due thereunder, and all proceeds thereof). Video's obligations under the Note Purchase Agreement were guaranteed by both Parent and Publishing. In connection therewith, Parent pledged to GPH all of the issued and outstanding capital stock of Publishing and Video, and all dividends, cash and other rights in respect thereof, and all proceeds of any of the foregoing. As of the Filing Date, the aggregate amount owed to GPH under the Note Purchase Agreement (including accrued and unpaid interest) was approximately $10.2 million.

          4. TOPrS Certificates
             ------------------

          Prior to the Filing Date, Parent and Publishing issued $118 million in original principal amount of 8.75% Convertible Debentures due 2016 (the "Convertible Debentures") to the Golden Books Financing Trust (the "TOPrS Trust"), a Delaware Statutory Business Trust. In turn, the TOPrS Trust issued $118 million of 8.75% Convertible Trust Originated Preferred Securities due 2016 (the "TOPrS Certificates"), which represent undivided beneficial ownership interests in the assets of the TOPrS Trust (i.e., the Convertible Debentures). Pursuant to the terms of the TOPrS Trust, a bankruptcy filing by Publishing or Parent causes a dissolution of the TOPrS Trust, whereupon the Convertible Debentures are to be distributed to the holders of the TOPrS Certificates on a pro rata basis.6 The Convertible Debentures are joint and several unsecured
obligations   of  Parent   and   Publishing.


--------
6 Given the direct interrelationship between the Convertible Debentures and the TOPrS Certificates, they are treated collectively as a single Class of "TOPrS Claims" for purposes of the Plan.

          The TOPrS Certificates are convertible at the option of the holder into shares of Old Common Stock of Parent at a conversion rate of approximately $13 per share of Common Stock. Interest payments on both the Convertible Debentures and TOPrS Certificates are payable in arrears quarterly, provided, however, that Parent and Publishing have the option to defer the payment of interest for successive periods not exceeding 20 consecutive periods. In
November 1998 and February 1999, Golden Books exercised its right to defer interest payments due with respect to the TOPrS Certificates.

C.   Pre-Petition Capital Structure

          As of the Petition Date, Parent had approximately 27,899,047 shares of common stock, $.01 par value per share, issued and outstanding. Parent's Old Common Stock is listed for inclusion on the NASDAQ National Market System ("NASDAQ"). In February, 1999, trading of Parent's Old Common Stock was suspended by NASDAQ.

          As of the Petition Date, Parent also had 13,000 shares of its Series B Preferred Stock, no par value (the "Old Preferred Stock") issued and outstanding. These shares are held by GPH whose aggregate investment for such shares was approximately $65 million.

          The Old Preferred Stock is convertible into 6,500,000 shares of Old Common Stock at a conversion price of $10 a share. The Old Preferred Stock is entitled to receive as quarterly dividends 195,000 shares of Old Common Stock (together with certain amounts of cash if the market value of the Old Common Stock falls below certain thresholds specified in the certificate of designation relating to the Old Preferred Stock) through May 8, 2000. However, the Debtors have not paid 195,000 shares of Old Common Stock and certain cash amounts due as unpaid dividends on the Old Preferred Stock.

D.   Events Precipitating Chapter 11 Filing

          The Debtors' Chapter 11 proceedings were preceded by liquidity difficulties which they experienced after incurring operating losses for the past several years, including restructuring costs related to the implementation of a long-term financial strategic plan centered on the Debtors' core publishing operations. Such difficulties hampered the Debtors' ability to fund day-to-day operations and maintain future business prospects.

          As a result of the Debtors' insufficient liquidity, Publishing determined that it was in the best interests of its creditors and stockholders for it not to make a September 15, 1998 interest payment in respect of the Old Senior Notes, but rather attempt to pursue long-term strategic financial and capital restructuring options. Publishing's failure to make the September 15, 1998 interest payment on the Old Senior Notes resulted in the reactivation of an unrestricted informal committee of holders of Old Senior Notes, which had originally been formed in connection with the series of transactions related to the incurrence of the pre-petition working capital facility with NationsCredit in June, 1998. Members of this informal committee held, as of September 15, 1998, in the aggregate, approximately 60% of the principal amount of Old Senior Notes. Members of the informal committee included, at that time, the following:
AEGON, U.S.A. Investment Management, Inc., Avenue Advisors, LLC, Ohio National Life Insurance Company, Principal Life Insurance Company, Provident Mutual Life Insurance

Company, Security Benefit Life Insurance Company, Alliance Capital Management Corporation and Bennett Management Corporation.

          During the negotiations leading up to the agreed Plan, the first five members of the informal committee listed in the foregoing sentence agreed to become "restricted" in order to receive material non-public information to assist them, in their capacity as members of the Informal Senior Note Committee, in making recommendations regarding the proposed restructuring to all holders of Senior Notes. The Informal Senior Note Committee has retained the law firm of Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038, as counsel, and the financial advisory firm of Houlihan Lokey Howard & Zukin, 685 Third Avenue, New York, New York 10017, as financial advisor.

          In November 1998, due to continued liquidity problems, the Debtors deferred a scheduled interest payment due with respect to the TOPrS Certificates pursuant to the terms of such certificates. Thereafter, the Debtors began discussions with a second ad hoc committee, the Informal TOPrS Committee, that had formed earlier. The members of the Informal TOPrS Committee include Deephaven Capital Management, David Matlin, Stephen J. Devoe, III, Oleg Lagetko, Anil Suri, Chris Pechock, Stacy Herman, Mark Patterson, Greyhound Lines, Inc. Amalgamated CNCL Retirement and Disability Trust, P.R. Co., Forest Global Convertible Fund Series B-1, Forest Global Convertible Fund Series A-5, Forest Performance Fund, Forest Alternative Strategies Fund II, LP Series B-3, Forest Strategies Fund III, LP Series A-5M, Forest Alternative Strategies Fund II, LP Series A-5-2, Forest Fulcrum Fund LP, SoundShore Holdings Ltd., SoundShore Opportunity Holding Fund Ltd., and Krista Cowley, which, upon information and belief, hold an aggregate of approximately 32% of the outstanding TOPrS Certificates. The Informal TOPrS Committee is represented by the law firm of Cleary, Gottlieb, Steen & Hamilton, One Liberty Plaza, New York, New York 10006-1470, as counsel, and Jefferies & Company, Inc., 650 Fifth Avenue, New York, New York 10019, as financial advisors. In February, 1999, the Debtors again exercised their right to defer a scheduled interest payment on the TOPrS Certificates.

          After failing to make the September 15, 1998 interest payment on the Old Senior Notes, the Debtors were notified of certain alleged events of default under the NationsCredit Agreement. As previously noted, NationsCredit and the Debtors entered into letter agreements pursuant to which, among other things, NationsCredit agreed to refrain from exercising remedies under the NationsCredit Agreement with respect to such events of default and the Debtors' maximum borrowing capacity was reduced from $30 million to approximately $16 million immediately prior to the Petition Date. Such reduced liquidity further hampered the Debtors' pre-petition business operations and their ability to implement their pre-petition operational restructuring plan. Accordingly, in October and November 1998, the Debtors explored the possibility of obtaining a new working capital facility to provide them with greater liquidity to stabilize operations and allow the continued implementation of their operational restructuring plan while they continued to pursue a long-term resolution of their financial difficulties.

          In particular, the Debtors undertook extensive negotiations with the Informal Senior Note Committee and potential lenders with respect to a replacement working capital facility. Such negotiations were required because any working capital facility which provided rights or borrowing capacity greater than those contained in the NationsCredit Agreement also required an amendment to the Old Senior Note Indenture. In
November, 1998, the Debtors believed that they were close to entering into a replacement working capital and term loan facility with The CIT Group/Business Credit, Inc. which would have provided them with greater borrowing capacity. However, despite extensive efforts by all parties, it was determined that a replacement facility could not be implemented at that time, primarily due to complex intercreditor issues and disputes, and efforts to pursue such a transaction ceased. Nonetheless, the parties continued discussions concerning a long-term restructuring of Golden Books' indebtedness.

          During discussions with its creditor constituencies, Golden Books emphasized the benefits of a consensual transaction, and the potential harm the uncertainties of a protracted, contentious restructuring process could cause to Golden Books' relationships with its suppliers and customers. Ultimately, following months of negotiations with the Informal Senior Note Committee, the Informal TOPrS Committee, GPH, Mr. Richard E. Snyder (the Debtors' Chairman and Chief Executive Officer) and others, the parties reached an agreement in principle on the terms of a restructuring of Golden Books' indebtedness, which the parties determined would be best accomplished through a pre-arranged Chapter 11 proceeding.

          To memorialize the agreement, the parties negotiated and entered into a "Restructuring Agreement," a copy of which is annexed hereto as Exhibit "D", outlining the terms and provisions by which the Debtors, members of the Informal Senior Note Committee and of the Informal TOPrS Committee and certain other signatory holders of such securities,

Mr. Richard E. Snyder and GPH, would support a restructuring of the Debtors through a Chapter 11 plan of reorganization. The Plan, which is described in this Disclosure Statement, embodies the terms and arrangements set forth in the Restructuring Agreement. In general, the Plan provides for, among other things, an exchange of the Old Senior Notes for new senior secured notes and equity interests in Reorganized Parent, and an exchange of TOPrS Certificates and GPH Notes for equity interests in Reorganized Parent. The Debtors' general unsecured trade creditors shall be paid in full under the Plan. The Plan also provides a distribution of New Warrants to holders of Old Preferred Stock Interests and Old Common Stock Interests.

          Additionally, pursuant to the Restructuring Agreement, the parties thereto agreed inter alia, to: (i) support confirmation of the Plan; (ii) not vote against, object to or support an objection to the Plan; (iii) not vote for, consent to, support or participate in any modification of the Plan or the severance of any provision thereof that is determined to be invalid, void or unenforceable (unless such modification or the severance of such provision has been agreed to in writing by each of the parties thereto); and (iv) not vote for, consent to, support or participate in the formulation of, and shall vote against, any other plan of reorganization for any or all of the Debtors. Furthermore, under the Restructuring Agreement, the Informal Senior Note Committee, the Informal TOPrS Committee, and each of the respective members thereof, Mr. Snyder and GPH each agreed that the distributions under the Plan in respect of such person's claims against, or interests in, the Debtors is fair and equitable under Section 1129(b) of the Bankruptcy Code.

          Pursuant to its terms, the Restructuring Agreement may terminate upon the occurrence of any of the following events, unless waived in writing by all of the parties thereto:

          (i) the Plan and the DIP Order are not filed within twenty-one (21) days after the effective date of the Restructuring Agreement;

          (ii) projections  supporting the Plan are not filed within twenty-five
          (25) days after the filing of the Plan;

          (iii) the Plan is not confirmed within one hundred and fifty (150) days after the effective date of the Restructuring Agreement (or an order is entered which has the practical effect of preventing confirmation of the Plan within one hundred and fifty (150) days after the effective date of the Restructuring Agreement);

          (iv) the Plan shall not become effective within two hundred (200) days after the effective date of the Restructuring Agreement;

          (v) any party fails to perform, in any material respect, any of their obligations under the Restructuring Agreement or to support the terms set forth in the exhibits thereto;

          (vi) holders of more than 20% in the aggregate principal amount, on a per issue basis, of Old Senior Notes that are not members of the Informal Senior Note Committee or of TOPrS Certificates that are not members of the Informal TOPrS Committee shall take actions which are materially adverse to, and in contravention of, the obligations under the Restructuring Agreement of the respective members of the Informal Senior Note Committee or Informal TOPrS Committee; or

          (vii) there shall be any material modification to, or severance of any provision of, the Plan which is materially inconsistent with the terms and conditions set forth in the exhibits to the Restructuring Agreement (including, without limitation, a material modification to, or severance of, the release and indemnification provisions set forth in the exhibits to the Restructuring Agreement).

E. Pre-Petition Asset Disposition and Expense Reduction Efforts

          Throughout the entire pre-petition negotiation process, Golden Books continued to implement its pre-petition operational restructuring plan, centering on a rehabilitation around the Debtors' core children's publishing and distribution businesses. In that regard, prior to the Petition Date, the Debtors undertook extensive efforts to reduce overhead and other operating expenses through, among other things, the termination of nonessential employees, the disposition of certain nonessential assets and facilities, and the consolidation of business and administration functions. Among other actions, in 1998, Golden Books sold its distribution center in Coffeyville, Kansas, and a manufacturing and distribution facility in Fayetteville, North Carolina. In addition, the Debtors consolidated their office space in New York City. Such efforts resulted in several million dollars in expense reductions. The Debtors' cost reduction and business consolidation efforts are ongoing.


                                      III.

                        SIGNIFICANT POST-PETITION EVENTS


A.   Commencement Of Chapter 11 Cases

          On February 26, 1999 (the "Petition Date"), in furtherance of their restructuring efforts, the Debtors filed their Chapter 11 cases in the Bankruptcy Court. The Debtors' cases were assigned to the Honorable Tina L. Brozman, Chief United States Bankruptcy Judge for the Southern District of New York. The Debtors continue to operate their businesses and manage their properties as debtors-in-possession pursuant to Sections 1107 and 1108 of the Bankruptcy Code. As of the date hereof, no trustee or official committee of unsecured creditors has been appointed in the Debtors' cases. The following sections present a brief description of some of the major events which have occurred since the Petition Date.

B. First Day Orders

          On the Petition Date or shortly thereafter, the Bankruptcy Court entered several orders authorizing the Debtors to pay various pre-petition claims and granting other relief necessary to help the Debtors stabilize their day-to-day business operations. These orders were designed to allow the Debtors to continue business operations with minimum disruptions and dislocations, and to ease the strain on the Debtors' relationships with their employees and other parties. Included among the orders entered by the Court were orders authorizing the Debtors to: (i) pay pre-petition payroll, business expenses and other employee-related obligations; (ii) pay pre-petition royalties in the ordinary course of business; (iii) continue the Debtors' return policy; and (iv) continue and maintain their consolidated cash management system, existing bank accounts, and to use existing business forms.

C.  Professional Retentions

          On the Petition Date, the Bankruptcy Court entered orders authorizing the Debtors to retain, among others, (i) the law firm of Proskauer Rose LLP, 1585 Broadway, New York, New York 10036, as bankruptcy and reorganization counsel, and (ii) the firm of Conway,

Del Genio, Gries & Co., Olympic Tower, 645 Fifth Avenue, New York, New York 10022, as financial advisors.

D. Post-Petition Financing

          As noted above, prior to the Petition Date, the Debtors' operations were hampered by, among other things, significant reductions in their borrowing capacity under their pre-petition working capital facility with NationsCredit. Accordingly, on the Petition Date, one of the most important issues addressed by the Debtors was obtaining access to an adequate post-petition working capital facility to enable them to operate their businesses on a competitive basis and, thus, to successfully reorganize. After due deliberation and consideration of viable alternatives, the Debtors determined that it was in the best interests of their creditors and estates to seek authorization and approval of a $55 million post-petition financing facility from The CIT Group/Business Credit, Inc. ("CITBC"). Accordingly, on the Filing Date, the Debtors filed an application to authorize and approve of such facility pursuant to a Revolving Credit and Term Loan Agreement with CITBC dated as of March 1, 1999 (the "Loan Agreement").

          On March 1, 1999, the Bankruptcy Court entered an Interim Order preliminarily approving of the Loan Agreement and authorizing the Debtors to borrow up to $30 million thereunder on an interim basis pending a final hearing presently scheduled for March 25, 1999. Pursuant to the Interim Order, as security for the interim borrowings under the CITBC loan facility, CITBC was granted senior and junior liens on specified assets of the Debtors, and a superpriority administrative expense claim (subject to a carve out for fees of the United States Trustee and specified professional fees).

          In addition, pursuant to the Interim Order, the Debtors were authorized to use collateral (including cash collateral) in which liens and security interests were held by the Old Senior Note Indenture Trustee and by GPH. Pursuant to the Interim Order, replacement and additional senior and junior liens on specified assets were provided to the Old Senior Note Indenture Trustee, and replacement liens on its pre-petition collateral and a specified superpriority administrative expense claim were provided to GPH.

E. Sale of Assets of the Adult Publishing Division

          As noted above, the Debtors have been implementing a long-term strategic business plan centered on their core children's publishing and distribution operations through, among other things, the divestment of non-core assets. In that regard, on or about March 8, 1999, the Debtors filed a motion seeking authorization to sell the assets comprising their Adult Publishing Division, which had been extensively marketed since the Fall of 1998, to St. Martin's Press, Incorporated for approximately $11 million (subject to certain adjustments). The proposed sale is subject to higher and better offers on terms and conditions contained in an order of the Bankruptcy Court dated March 15, 1999. A hearing to approve of the sale to St. Martin's Press, Incorporated (or to any successful overbidder) is presently scheduled for March 25, 1999.

                                       IV.

                              OVERVIEW OF THE PLAN


A.  General


          The following is a summary intended as a brief overview of the Plan and is qualified in its entirety by reference to the full text of the Plan, a copy of which is annexed hereto as Exhibit A, and the Plan Supplement. Holders of Claims and Equity Interests are respectfully referred to the relevant provisions of the Bankruptcy Code and are encouraged to review the Plan and this Disclosure Statement with their counsel.

          In general, a Chapter 11 plan of reorganization must (i) divide Claims and equity interests into separate categories and classes, (ii) specify the treatment that each category and class is to receive under such plan, and (iii) contain other provisions necessary to implement the reorganization of a debtor. A Chapter 11 plan may specify that the legal, equitable, and contractual rights of the holders of Claims or equity interests in certain classes are to remain unchanged by the reorganization effectuated by the plan. Such classes are referred to as "unimpaired" and, because of such favorable treatment, are deemed to vote to accept the plan. Accordingly, it is not necessary to solicit votes from holders of Claims or equity interests in such "unimpaired" classes. Pursuant to Section 1124(1) of the Bankruptcy Code, a class of claims or interest is "impaired," and entitled to vote on a plan, unless the plan "leaves unaltered the legal, equitable, and contractual rights to which such claim or interest entitles the holder of such claim or interest."

          The Debtors believe that (i) under the Plan holders of impaired Claims and Equity Interests will obtain a greater recovery than they would otherwise obtain if the assets of the Debtors were liquidated under Chapter 7 of the Bankruptcy Code, and (ii) the Plan will enable the Debtors to emerge from Chapter 11 as a viable and competitive enterprise, and enhance the Debtors' ability to effect a return to profitability.

B. Classification of Claims and Equity Interests


          Section 1122 of the Bankruptcy Code provides that a plan of reorganization shall classify the claims and equity interests of a debtor's creditors and equity interest holders. In compliance with Section 1122, the Plan divides the holders of Claims and Equity Interests into two categories and eleven Classes, and sets forth the treatment offered to each Class.7 These Classes take into account the differing nature and priority of Claims against the Debtors. Section 101(5) of the Bankruptcy Code defines "Claim" as a "right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured,


--------
7 A debtor is required under Section 1122 of the Bankruptcy Code to classify the claims and interests of its creditors and interest holders into classes containing claims and interests that are substantially similar to the other claims or interests in such class. While the Debtors believe that their classification of all Claims and Equity Interests is in compliance with the provisions of Section 1122 of the Bankruptcy Code, it is possible that a holder of a Claim or Equity Interest may challenge the Debtors' classification scheme and the Bankruptcy Court may find that a different classification is required for the Plan to be confirmed. In such event, it is the present intent of the Debtors, to the extent permitted by the Bankruptcy Court, to modify the Plan to provide for whatever reasonable classification might be required by the Bankruptcy Court for Confirmation, and to use the acceptances received by the Debtors from any holder of a Claim or Equity Interest pursuant to this solicitation for the purpose of obtaining the approval of the Class or Classes of which such holder of a Claim or Equity Interest is ultimately deemed to be a member.

unmatured, disputed, undisputed, legal, equitable, secured or unsecured" or a "right to an equitable remedy for breach of performance if such breach gives rise to a right to payment whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured." A "Claim" against the Debtors also includes a Claim against property of the Debtors, as provided in Section 102(2) of the Bankruptcy Code. An interest is an equity interest in a debtor.

          For the holder of a Claim to participate in a reorganization plan and receive the treatment offered to the class in which it is classified, its Claim must be Allowed. Under the Plan, an Allowed Claim is defined as: (a) a Claim that has been listed by the Debtors in their Schedules and (i) is not listed as disputed, contingent or unliquidated, and (ii) is not a Claim as to which a proof of claim has been filed; (b) a Claim as to which a timely proof of Claim has been filed as of the Bar Date and either (i) no objection thereto, or application to estimate, equitably subordinate or otherwise limit recovery, has been made on or before any applicable deadline, or (ii) if an objection thereto, or application to estimate, equitably subordinate or otherwise limit recovery, has been interposed, the extent to which such Claim (whether in whole or in part) has been allowed by a Final Order; (c) a Claim arising from the recovery of property under Section 550 or 553 of the Bankruptcy Code and allowed in accordance with Section 502(h) of the Bankruptcy Code; or (d) any Claim allowed under the Plan.

C. Treatment of Claims and Equity Interests Under the Plan

          The Plan segregates the various Claims against, and Equity Interests in, the Debtors into Administrative Expense Claims, Priority Tax Claims, Class 1 consisting of Priority Claims, Class 2 consisting of General Secured Claims, Class 3 consisting of Old Senior Note Claims, Class 4 consisting of GPH Claims, Class 5 consisting of TOPrS Claims, Class 6 consisting of General Unsecured Claims, Class 7 consisting of TOPrS Securities Litigation Claims, Class 8 consisting of Old Preferred Stock Interests Claims, Class 9 consisting of Old Common Stock Interests Claims, Class 10 consisting of Common Stock Securities Litigation Claims and Class 11 consisting of Equity Interests in Subsidiaries.

          Under the Plan, Claims in Classes 1, 2, 6 and 11 are unimpaired, and Claims in Classes 3, 4, 5, 7, 8, 9 and 10 are impaired. In the Debtors' opinion, the treatment accorded to the impaired Classes of Claims and Equity Interests under the Plan represents the best treatment which can be provided to such Classes under the circumstances and is superior to the treatment which would be afforded to such Classes in the event of a liquidation of the Debtors. Set forth below is a summary of the Plan's treatment of the various categories and Classes of Claims and Equity Interests. This summary is qualified in its entirety by the full text of the Plan. In the event of an inconsistency between the Plan and the description contained herein, the terms of the Plan shall govern. The Plan is complicated and substantial. Time should be allowed for its analysis; consultation with a legal and/or financial advisor is recommended and should be considered.

          1. Unclassified Categories of Claims


                a. Category 1 -- Administrative Expense Claims
                   -------------------------------------------

          Administrative Expense Claims include the actual and necessary costs and expenses incurred during the Chapter 11 cases. Under the Plan, all Administrative Expense Claims shall be paid in full, in Cash, in such amounts as
(a) are incurred in the ordinary course of business by the Debtors, (b) are Allowed by the Bankruptcy Court upon the later of the Effective Date, the date upon which there is a Final Order allowing such Administrative Expense Claim or any other date specified in such order, or (c) may be agreed upon between the holder of such Administrative Expense Claim and the Debtors.

          Administrative Expense Claims shall include obligations to CITBC, costs incurred in the operation of the Debtors' businesses after the Petition
Date, the fees and expenses of Professionals retained by the Debtors, the Informal Senior Note Committee, the Old Senior Note Indenture Trustee, GPH, the Informal TOPrS Committee, the TOPrS Trustee, any statutory committee appointed to serve in the Chapter 11 Cases, and the fees due to the United States Trustee pursuant to 28 U.S.C. ss. 1930. The reasonable fees and expenses incurred on or before the Effective Date by the members of the Informal Senior Note Committee, the Old Senior Note Indenture Trustee, the Informal TOPrS Committee, and the TOPrS Trustee including the respective counsel and financial advisors to such committees, and the reasonable fees and expenses of counsel to GPH, incurred in connection with the Chapter 11 Cases or the Plan shall be paid by the Reorganized Debtors as Administrative Expense Claims (without application by, or on behalf of, any such Person to the Bankruptcy Court, unless specifically ordered by the Bankruptcy Court or any such Person has been retained by an Official Committee pursuant to Sections 327 or 1103 of the Bankruptcy Code, in which event, the provisions of the next paragraph shall apply). If the Reorganized Debtors and any such Person cannot agree on the amount of fees and expenses to be paid to such Person, such amount shall be determined by the Bankruptcy Court.

          All entities seeking an award by the Bankruptcy Court of Professional Fees, or of compensation for services rendered or reimbursement of expenses incurred through and including the Confirmation Date under Sections 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code, (a) shall file their respective final applications for allowances of compensation for services rendered and reimbursement of expenses incurred through the Confirmation Date within thirty (30) days after the Confirmation Date, and (b) if granted such an award by the Bankruptcy Court, shall be paid in full in such amounts as are allowed by the Bankruptcy Court (i) on the later of the Effective Date or the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim, or as soon thereafter as is practicable, (ii) upon such other terms as may be mutually agreed upon between such holder of an Allowed Administrative Expense Claim and the Debtors-in-Possession or, on and after the Effective Date, the Reorganized Debtors, or (iii) in accordance with the terms of any applicable administrative procedures order entered by the Bankruptcy Court. All Professional Fees for services rendered in connection with the Chapter 11 Cases and the Plan after the Confirmation Date, including, without limitation, those relating to the occurrence of the Effective Date, the prosecution of Causes of Action preserved hereunder and the resolution of Disputed Claims, shall be paid by the Reorganized Debtors upon receipt of an invoice therefor, or on such other terms as the Reorganized Debtors may agree to, without the need for further Bankruptcy Court authorization or entry of a Final Order. If the Reorganized Debtors and any Professional cannot agree on the amount of post-Confirmation Date fees and expenses to be paid to such Professional, such amount shall be determined by the Bankruptcy Court.

          In addition, simultaneously with the closing of the Post-Effective Date Financing Facility, all of the Debtors' obligations to the DIP Lender pursuant to the DIP Loan Documents shall be fully and finally satisfied in accordance with the terms thereof.

                b.       Category 2 -- Priority Tax Claims
                         ---------------------------------

          Allowed Priority Tax Claims shall be paid in full, in Cash, upon the later of (a) the Effective Date, (b) the date upon which there is a Final Order allowing such Claim as an Allowed Priority Tax Claim, (c) the date that such Allowed Priority Tax Claim would have been due if the Chapter 11 Cases had not been commenced, or (d) upon such other terms as may be agreed to between the Debtors and any holder of an Allowed Priority Tax Claim; provided, however, that the Debtors may, at their option, in lieu of payment in full of Allowed Priority Tax Claims on the Effective Date, make Cash payments respecting Allowed Priority Tax Claims deferred to the extent permitted by Section 1129(a)(9) of the Bankruptcy Code and, in such event, interest shall be paid on the unpaid portion of such Allowed Priority Tax Claim at a rate to be agreed to by the Debtors and the appropriate governmental unit or, if they are unable to agree, as determined by the Bankruptcy Court.

          2. Unimpaired Classes of Claims
             ----------------------------

          A Chapter 11 plan may specify that the legal, equitable, and contractual rights of the holders of Claims or equity interests in certain classes are to remain unchanged by the reorganization effectuated by the plan. Such classes are referred to as "unimpaired" and, because of such favorable treatment, are deemed to vote to accept the plan. Accordingly, it is not necessary to solicit votes from holders of Claims or equity interests in such "unimpaired" classes. Under the Debtors' Plan, the Class of Priority Claims (Class 1), the Class of General Secured Claims (Class 2), the Class of General Unsecured Claims (Class 6) and the Class of Equity Interests in Subsidiaries (Class 11) are unimpaired and, therefore, are deemed to have accepted the Plan.

                a.       Class 1 -- Priority Claims
                         --------------------------

          Each holder of an Allowed Priority Claim shall receive Cash in an amount equal to such Allowed Priority Claim on the later of the Effective Date and the date such Priority Claim becomes an Allowed Priority Claim, or as soon thereafter as is practicable, unless the holder of an Allowed Priority Claim and the Reorganized Debtors agree to a different treatment thereof.

                b.   Class 2 -- General Secured Claims
                     ---------------------------------

          At the option of the Reorganized Debtors, (i) an Allowed Gen- eral SecuredClaim shall be reinstated and rendered unimpaired in accordance with
Section  1124(2) of the  Bankruptcy  Code,  (ii) a holder of an Allowed  General
Secured Claim shall receive Cash in an amount equal to such Allowed General Secured Claim, including any interest on such Allowed General Secured Claim required to be paid pursuant to Section 506(b) of the Bankruptcy Code, on the later of the Effective Date and the date such General Secured Claim becomes an Allowed General Secured Claim, or as soon thereafter as is practicable, or (iii) a holder of an Allowed General Secured Claim shall receive the Collateral securing its Allowed General Secured Claim and any interest on such Allowed General Secured Claim required to be paid pursuant to Section 506(b) of the Bankruptcy Code, in full and complete satisfaction thereof on the later of the Effective Date and the date such General Secured Claim becomes Allowed, or as soon thereafter as is practicable.

          Included in the Class of General Secured Claims are subclasses consisting of secured obligations to (i) the Wisconsin Department of Revenue Division of Economic Development and the Racine County Economic Development Corporation, and (ii) the Wisconsin Department of Revenue Bureau of Business Finance. Specifically, Publishing and Parent have a $1 million joint obligation to the Wisconsin Department of Revenue Division of Economic Development and Racine County Economic Development Corporation, which is secured by certain equipment located in Racine County, Wisconsin. Parent has a $3 million secured obligation to the Wisconsin Department of Revenue Bureau of Business Finance which is secured by specified equipment located in Racine County, Wisconsin. The Debtors intend to maintain such obligations post-Confirmation, and, therefore, to render such claimants unimpaired by providing them with the treatment set forth in clause (i) of the preceding paragraph.

                c.       Class 6 -- General Unsecured Claims
                         -----------------------------------

          To the extent not satisfied by the Debtors in the ordinary course of business prior to the Effective Date, in full and final satisfaction of such Claim, the legal, equitable, and contractual rights to which an Allowed General Unsecured Claim entitles the holder thereof shall be left unimpaired and, accordingly, shall be satisfied on the latest of (a) the Effective Date, (b) the date a General Unsecured Claim becomes an Allowed Claim, (c) the date an Allowed General Unsecured Claim becomes due and payable in the ordinary course of the Debtors' business consistent with the Debtors' ordinary payment practices, or
(d) the date on which the Debtors and the holder of such Allowed General Unsecured Claim otherwise agree in writing. At the option of the Debtors, the treatment provided in the Plan will result in the payment of any Allowed General Unsecured Claim, in Cash, in an amount equal to such Allowed General Unsecured Claim (which payment shall include interest, only to the extent to which the holder of such Claim may be contractually entitled, accrued through the date of payment).

                d.  Class 11 -- Subsidiary Equity Interests
                    ---------------------------------------

          On the Effective Date, record holders of Allowed Subsidiary Equity Interests shall continue to hold such equity interests, which equity interests shall continue to be evidenced by the capital stock held by such record holders in the Subsidiary or Subsidiaries as of the Effective Date.

          3. Impaired Classes
             ----------------

          Pursuant to Section 1124 of the Bankruptcy Code, a class of Claims or equity interests is impaired unless the legal, equitable, and contractual rights of the holders of Claims or equity interests in such class are not modified or altered. Holders of Allowed Claims and interests in impaired classes are entitled to vote on a debtor's plan of reorganization. Under the Debtors' Plan, the Class of Old Senior Note Claims (Class 3), the Class of GPH Claims (Class
4), the Class of TOPrS Claims (Class 5), the Class of Debt Securities Rescission or Damage Claims (Class 7), the Class of Old Preferred Stock Interests (Class
8), the Class of Old Common Stock Interests (Class 9), and the Class of Equity Interest Rescission or Damage Claims (Class 10) are impaired and, therefore, are entitled to vote on the Debtors' Plan.

                a.       Class 3 -- Old Senior Note Claims
                         ---------------------------------


          Allowance of Old Senior Note Claims. On the Effective Date, the Old Senior Note Claims shall be deemed Allowed in the aggregate amount of $150 million plus accrued and unpaid interest relating to the period up to but not including the Petition Date.

          Distributions. On the Effective Date, each holder of an Allowed Old Senior Note Claim shall receive, in full and final satisfaction of such Allowed Claim (including any unsecured deficiency Claim in respect of the Old Senior Notes), its Pro Rata Share of (i) the New Senior Notes and (ii)______shares of New Parent Common Stock. The New Parent Common Stock issued to holders of Allowed Old Senior Note Claims as described in clause (ii) of the preceding sentence, will represent, in the aggregate, 42.5% of the authorized and outstanding shares of New Parent Common Stock on the Effective Date; provided, however, that the foregoing percentage is subject to dilution by (i) shares of New Parent Common Stock issued as a result of the exercise of the New Warrants,
(ii) shares of New Parent Common Stock issued in accordance with the Management Stock Option Plan, and (iii) such other shares as may be authorized and issued pursuant to the Reorganized Parent Charter.

          Principal Terms of New Senior Notes. Subject to the occurrence of the Effective Date, the New Senior Note issued pursuant to the New Senior Note Indenture shall contain the following principal terms:

          Issuer:                  Reorganized Publishing

          Guarantor:               Reorganized Parent and Reorganized Video (and
                                   their   respective    direct   and   indirect
                                   subsidiaries   and   affiliates   other  than
                                   Reorganized Publishing)

          Principal Amount:        $87 million

          Maturity:                Fifth anniversary of the Effective Date

          Interest:                Payable  in Cash at a rate of 10% per  annum,
                                   or  at  the  sole  election  of  the  issuer,
                                   payable  in kind  in  additional  New  Senior
                                   Notes at a rate of 13.5% per  annum,  payable
                                   semi-
                                   annually;  provided, however, that commencing
                                   three   years  after  the   Effective   Date,
                                   interest on the New Senior Notes shall be payable only in cash at a rate of 10% per annum.

          Amortization:            Mandatory  semi-annual  amortization payments
                                   of $8.33 million commencing three years after
                                   the Effective Date, i.e., commencing with the
                                   first  semi-annual  interest  payment that is
                                   due  during   the   fourth   year  after  the
                                   Effective Date, to retire $25.0 million of the principal balance of the New Senior Notes prior to maturity

          Collateral:              New  Senior  Notes  shall be  secured  by all
                                   collateral  securing  the Old Senior Notes on
                                   the  Petition   Date  as  described  in  this
                                   Disclosure  Statement   (including,   without
                                   limitation,  the proceeds  arising  under the
                                   Distribution Agreement);  provided,  however,
                                   that the liens  securing the Old Senior Notes
                                   on corporate  leasehold  improvements sold in
                                   connection  with  Parent's  reduction  of the
                                   office space at its corporate headquarters in
                                   New York, New York shall be deemed released.8
                                   The New Senior Notes shall also be secured by
                                   (i) a  first  lien  on (a)  the  Distribution
                                   Agreement,  and (b) the  Debtors'  rights and
                                   interests  in and  to  "Lassie,"  "Felix  the
                                   Cat,"  the   "Film   Library,"   and   "Other
                                   Entertainment  Works";  and  (ii)  a  blanket
                                   second  lien  on all  assets  pledged  to the
                                   lender(s)  under  the   Post-Effective   Date
                                   Financing   Facility.   Consistent  with  the
                                   foregoing,  upon the Effective  Date, the New
                                   Senior  Notes  will be  secured  by  either a
                                   first  or  second   lien  on  all  assets  of
                                   Reorganized   Parent   and  its   direct  and
                                   indirect subsidiaries.

          Call Protection:         New Senior Notes may be redeemed, in whole or
                                   in part,  at any time,  at the  option of the
                                   Issuer,  at the redemption  prices (expressed
                                   as  percentages  of  principal  amount of New
                                   Senior  Notes) set forth below,  plus accrued
                                   and   unpaid   interest   to  the   date   of
                                   redemption:

--------
8 See Section II.B.2. for a general description of the collateral securing the Old Senior Notes on the Petition Date.

                                   Years From
                                   Effective Date              Redemption Price
                                   ---------------             ----------------

                                   1 year                        105.00%
                                   2 years                       103.33%
                                   3 years                       101.25%
                                   Thereafter                    100.0%

                                   Any  net  proceeds   from  the  sale  of  any
                                   collateral  securing  the  New  Senior  Notes
                                   (excluding sales of inventory or accounts receivable in the ordinary course of business) will be used to pay down the New Senior Notes (subject to the redemption schedule set forth above).

          Covenants:               Normal and customary for secured indebtedness
                                   of  this  nature,  to be  determined  to  the
                                   reasonable   satisfaction   of  the  Informal
                                   Senior Note  Committee and the Informal TOPrS
                                   Committee.


          Cancellation of Old Senior Notes and Related Instruments. As of the Effective Date, all Old Senior Notes, and all indentures, agreements, instruments and other documents evidencing Old Senior Note Claims and the rights of the holders thereof, shall be canceled and deemed null and void and of no further force and effect (all without further act or action by any Person), and all obligations of any Person (including, without limitation, the Old Senior
Note Indenture Trustee) under such instruments and agreements shall be fully and finally satisfied and released. Notwithstanding the foregoing, such cancellation shall not impair the rights and duties under the Old Senior Note Indenture as between the Old Senior Note Indenture Trustee and the beneficiaries of the trust created thereby.

                b.       Class 4 -- GPH Claims
                         ---------------------

          Allowance of GPH Claims. On the Effective Date, the GPH Claims shall be deemed Allowed in the aggregate amount of $10 million plus accrued and unpaid interest relating to the period up to but not including the Petition Date.

          Distributions. On the Effective Date, the holder of the Allowed GPH Claim shall receive, in full and final satisfaction of such Allowed Claim (including any unsecured deficiency Claim in respect of the GPH Notes) ______ shares of New Parent Common Stock. The New Parent Common Stock issued to the holder of the Allowed GPH Claim pursuant to the Plan, will represent, in the aggregate, 5% of the authorized and outstanding shares of New Parent Common Stock on the Effective Date; provided, however, that the foregoing percentage is subject to dilution by (i) shares of New Parent Common Stock issued as a result of the exercise of the New Warrants, (ii) shares of New Parent Common Stock issued in accordance with the Management Stock Option Plan, and (iii) such other shares as may be authorized and issued pursuant to the Reorganized Parent Charter.

          Cancellation of GPH Notes and Related Instruments. As of the Effective Date, all GPH Notes, the GPH Note Purchase Agreement and all agreements, instruments and other documents evidencing the GPH Claims and the rights of the holder thereof (including, without limitation, the Publishing Notes), and all liens and security interests securing the GPH Claims, shall be canceled and extinguished, and deemed null and void and of no force and effect (all without further act or action by any Person), and all obligations of any Person under such instruments and agreements shall be fully and finally satisfied and released.

                c.       Class 5 -- TOPrS Claims
                         -----------------------


          Allowance of TOPrS Claims. On the Effective Date, the TOPrS Claims shall be deemed Allowed in the aggregate amount of $105 million plus accrued and unpaid interest relating to the period up to but not including the Petition Date.

          Distributions. On the Effective Date, each holder of an Allowed TOPrS Claim shall receive, in full and final satisfaction of such Allowed Claim, its Pro Rata Share of ____ shares of New Parent Common Stock. The New Parent Common Stock issued to holders of Allowed TOPrS Claims pursuant to the Plan, will represent, in the aggregate, 50.0% of the outstanding shares of New Parent Common Stock on the Effective Date; provided, however, that the foregoing percentage is subject to dilution by (i) shares of New Parent Common Stock issued as a result of the exercise of the New Warrants, (ii) shares of New Parent Common Stock issued in accordance with the Management Stock Option Plan, and (iii) such other shares as may be authorized and issued pursuant to the Reorganized Parent Charter.

          Cancellation of TOPrS Certificates and Related Instruments. As of the Effective Date, all TOPrS Certificates and all Convertible Debentures, and all indentures, agreements, instruments and other documents evidencing TOPrS Claims and the rights of the holders thereof, shall be canceled and extinguished, and deemed null and void and of no further force and effect (all without further act or action by any Person), and all obligations of any Person under such instruments and agreements shall be fully and finally satisfied and released, and the TOPrS Trust shall be deemed dissolved.

                 d.       Class 7 -- Debt Securities Rescission or Damage Claims
                          ------------------------------------------------------

          Subject to the releases contained in Section 9.1 of the Plan, each holder of an Allowed Debt Securities Rescission or Damage Claim shall retain all proceeds derived from or relating to any litigation instituted by or against any such holder or on his behalf which are payable by any entity other than the Debtors or Reorganized Debtors (but not any proceeds from any of the property or assets of the Debtors except proceeds of insurance policies maintained by the Debtors) but shall receive no other distribution under the Plan.

          Currently, there is a consolidated litigation pending in the United States District Court for the Southern District of New York encaptioned Kevin Lemmer v. Golden Books Family Entertainment, Inc., et al., Case No. 98 CIV 5748
(AGS) and Green Fund and Cynthia Green Colin v. Golden Books Family Entertainment, Inc., et al., Case No. 98 CIV 7072 (AGS) purportedly on behalf of all persons who, during the period between May 13, 1997 and August 4, 1998, purchased Old Common Stock Interests or TOPrS Certificates, alleging damages based on the Debtors' alleged dissemination of materially false and misleading statements regarding, among other things, the Debtors' restructuring program and the effect of the restructuring on the Debtors' financial condition, operations and liquidity. As of the date hereof, a class has not been certified in either action. The Debtors deny the allegations and have filed a motion to dismiss the case. The plaintiffs filed an opposition to the Debtors' motion to dismiss. The plaintiffs are represented by Milberg, Weiss, Bershad, Hynes & Learach LLP, One Pennsylvania Plaza, New York, New York 10119, (212) 594-5300, Attn: Robert Wallner, Esq.

                e.       Class 8 -- Old Preferred Stock Interests
                         ----------------------------------------


          On the Effective Date, all Old Preferred Stock Interests shall be canceled, annulled, and extinguished, and the holder of the Allowed Old Preferred Stock Interests shall receive two-thirds (2/3) of the New Warrants to be issued pursuant to the Plan.

                f.       Class 9 -- Old Common Stock Interests
                         -------------------------------------

          Impairment and Voting. Class 9 is impaired by the Plan. Consequently, each holder of an Allowed Old Common Stock Interest shall be entitled to vote to accept or reject the Plan.

          Distributions. On the Effective Date, all Old Common Stock Interests shall be canceled, annulled and extinguished, and each holder of an Allowed Old Common Stock Interest (including any such Interest consisting of accrued and unpaid dividends on the Old Preferred Stock Interests) shall receive its Pro Rata Share of one-third (1/3) of the New Warrants to be issued pursuant to the Plan.

                g.       Class 10 -- Equity Interest Rescission or Damage Claims
                         -------------------------------------------------------

          Impairment and Voting. Class 10 is impaired by the Plan. Consequently, each holder of an Allowed Equity Interest Rescission or Damage Claim shall be entitled to vote to accept or reject the Plan.

          Distributions. Subject to the releases contained in Section 9.1 of the Plan, each holder of an Allowed Equity Interest Rescission or Damage Claim shall retain all proceeds derived from or relating to any litigation instituted by or against any such holder or on his behalf which are payable by any entity other than the Debtors or Reorganized Debtors (but not any proceeds from any of the property or assets of the Debtors except proceeds of insurance policies maintained by the Debtors) but shall receive no other distribution under the Plan.

          As set forth in more detail in subsection IV.C.3.d. above, currently, there is a consolidated litigation pending in the United States District Court for the Southern District of New York encaptioned Kevin Lemmer v. Golden Books Family Entertainment, Inc., et al., Case No. 98 CIV 5748 (AGS) and Green Fund and Cynthia Green Colin v. Golden Books Family Entertainment, Inc., et al., Case No. 98 CIV 7072 (AGS), alleging an Equity Interest Recession or Damages Claim.

D. Description of Transactions to Be Implemented in Connection with the Plan

          1. New Senior Notes
             ----------------

          On the Effective Date, the New Senior Notes will be issued pursuant to the New Senior Note Indenture. The New Senior Notes will have the principal terms set forth in Section 4.3(d) of the Plan. In addition, the New Senior Notes will have normal and customary terms for secured indebtedness of this nature and standard financial covenants and, as set forth in Section IV.3.a. above, will be guaranteed. A form of the New Senior Note Indenture is included as an exhibit in the Plan Supplement.

          2. New Warrants
             ------------

          On the Effective Date, New Warrants shall be issued pursuant to the Warrant Agreement to purchase that number of shares of New Parent Common Stock constituting 5%, on a fully-diluted basis, of the authorized shares of New Parent Common Stock on the Effective Date, provided, however, that the foregoing percentage is subject to dilution by (i) shares of New Parent Common Stock issued in accordance with the Management Stock Option Plan, and (ii) such other shares as may be authorized and issued pursuant to the Reorganized Parent Charter. The New Warrants shall be exercisable until the third anniversary of the Effective Date at a price of $__________ per share and will have normal and customary terms for a security of this nature.

          3. Reorganized Debtors' Charters
             -----------------------------


          Upon the Effective Date, the Reorganized Debtors' Charters will become effective. The Reorganized Debtors' Charters, together with the provisions of the Plan, will provide for the authorization and issuance of the New Senior Notes, the New Parent Common Stock and the New Warrants, a prohibition on the issuance of non-voting equity securities in accordance with Section 1123(a)(6) of the Bankruptcy Code, and such other provisions that are necessary to facilitate consummation of the Plan.

          4. Management Stock Option Plan
             ----------------------------

          The Management Stock Option Plan shall be effective immediately upon the Effective Date. The Management Stock Option Plan shall be a stock incentive program and shall provide for the issuance of up to 10%, on a fully-diluted basis, of the shares of New Parent Common Stock as of the Effective Date of the Plan. Shares of New Parent Common Stock issued pursuant to the Management Stock Option Plan shall be allocated as follows:

               a. Richard E. Snyder (Chief Executive Officer) -- 2%, on a fully-diluted basis, of the shares of New Parent Common Stock in the form of restricted stock to vest 2/3 on the second anniversary of the Effective Date and 1/3 on the third anniversary of the Effective Date (with vesting fully accelerated upon a termination without cause, a termination for good reason, a termination due to death or disability or a change of control).

               b. Richard K. Collins (Chief Operating Officer), Philip Galanes (Chief Administrative Officer) and Colin Finkelstein (Chief Financial Officer)-- Each shall receive 1%, on a fully-diluted basis, of the shares of New Parent Common Stock in the form of at the money stock options with an exercise price based upon the total equity value of Reorganized Parent (as set forth in this Disclosure Statement) to vest ratably over a three year period (with vesting fully accelerated upon a termination without cause, a termination for good reason, a termination due to death or disability or a change of control).

               c. Other Grants -- 5%, on a fully-diluted basis, of the shares of New Parent Common Stock shall be reserved for option grants to key employees up to one-half of which is to be determined by the Debtors' current management or board to be issued as part of the Debtors' 1999 bonus plan to management not covered by clauses (a) or
                         (b) above, with the remainder to be determined by the board of directors of Reorganized Parent.

          5.  Cancellation  and Surrender of Existing  Securities and Agreements
              ------------------------------------------------------------------


          Except as may otherwise be provided in the Plan, on the Effective Date, the promissory notes, share certificates, bonds and other instruments evidencing any Claim or

Equity Interest shall be deemed canceled without further act or action under any applicable agreement, law, regulation, order or rule and the obligations of the Debtors under the agreements, indentures and certificates of designations governing such Claims and Equity Interests, as the case may be, shall be discharged and released. In addition, on the Effective Date, Reorganized Parent and Richard E. Snyder shall enter into an agreement providing for Mr. Snyder's transfer to Parent of his entire interest in certain shares of Old Parent Common Stock in full and complete satisfaction of obligations under a non-recourse promissory note to Parent related thereto.

          Each holder of a promissory note, share certificate, bond or other instrument evidencing a Claim or Equity Interest, shall surrender such promissory note, share certificate, bond or instrument to the Reorganized
Debtors (or their disbursing agent), unless such requirement is waived by the Reorganized Debtors. No distribution of property hereunder shall be made to or on behalf of any such holders unless and until such promissory note, share certificate, bond or instrument is received by the Reorganized Debtors (or their disbursing agent), or the unavailability of such promissory note, share certificate, bond or instrument is established to the reasonable satisfaction of the Reorganized Debtors (or their disbursing agent), or such requirement is waived by the Reorganized Debtors. The Reorganized Debtors may require any holder that is unable to surrender or cause to be surrendered any such promissory notes, share certificates, bonds or instruments to deliver an affidavit of loss and indemnity and/or furnish a bond in form and substance (including, without limitation, with respect to amount) reasonably satisfactory to the Reorganized Debtors. Any holder that fails within the later of one year after the Effective Date and the date of Allowance of its Claim or Equity Interest (i) to surrender or cause to be surrendered such promissory note, share certificate, bond or instrument, (ii) if requested, to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the Reorganized Debtors (or their disbursing agent), and (iii) if requested, to furnish a bond reasonably satisfactory to the Reorganized Debtors (or their disbursing agent), shall be deemed to have forfeited all rights, Claims and Causes of Action against the Debtors and Reorganized Debtors and shall not participate in any distribution hereunder.

          6. Employment Contracts.
             ---------------------

          Except as otherwise provided in the Plan or as agreed among the Informal Committees, the Debtors and the respective employee, on the Effective Date, employment contracts of current employees of the Debtors will be assumed. On the Effective Date, the current employment contract of Richard E. Snyder shall be deemed canceled and terminated, and Reorganized Parent and Mr. Snyder shall enter into a new revised employment contract which shall become automatically effective on the Effective Date. The form of such new employment contract is attached to the Restructuring Agreement which is annexed hereto as Exhibit D.

          7. Registration Rights Agreements
             ------------------------------

          On and after the Effective Date, Reorganized Parent and appropriate holders of New Senior Notes and New Parent Common Stock shall enter into an appropriate registration rights agreement(s).

          8. Substantive Consolidation
             -------------------------

          Substantive consolidation is an equitable right that may be effectuated in Chapter 11 cases involving affiliated debtors. Substantive consolidation involves the pooling and merging of the assets and liabilities of affiliated debtors. All of the debtors in the substantively consolidated group are treated as if they were a single corporate and economic entity for purposes of a Chapter 11 plan. Consequently, a creditor of one of the substantively consolidated debtors is treated as a creditor of the substantively consolidated group of debtors, and, for purposes of the plan, issues of individual corporate ownership of property and individual corporate liability on obligations are ignored. Substantive consolidation of two or more debtors' estates generally results in the deemed consolidation of the assets and liabilities of such debtors, the deemed elimination of intercompany claims, multiple and duplicative creditor claims, joint and several liability claims and guarantees, and the payment of allowed claims from a common fund.

          Pursuant to the Plan, contemporaneously with the entry of the Confirmation Order (but subject to the occurrence of the Effective Date), the Debtors' estates shall be substantively consolidated. In particular, except as expressly provided in the Plan, the Debtors and Reorganized Debtors shall continue to maintain their separate corporate existence for all purposes other than the treatment of Claims under the Plan. Thus, on the Effective Date: (i) all assets (and all proceeds thereof) and liabilities of the Debtors shall be deemed merged or treated as though they were merged into and with the assets and liabilities of Parent, (ii) no distributions shall be made under the Plan on account of intercompany Claims among the Debtors and all such Claims (including, without limitation, Claims based upon the Publishing Notes) shall be eliminated, (iii) all guarantees of the Debtors of the obligations of any other Debtor shall be deemed eliminated and extinguished so that any Claim against any Debtor and any guarantee thereof executed by any other Debtor and any joint or several liability of any of the Debtors shall be deemed to be one obligation of the consolidated Debtors, (iv) each and every Claim filed or to be filed in any of the Chapter 11 Cases shall be deemed filed against the consolidated Debtors, and shall be deemed one Claim against and obligation of the consolidated Debtors and (v) for purposes of determining the availability of the right of set-off under Section 553 of the Bankruptcy Code, the Debtors shall be treated as one entity so that, subject to the other provisions of Section 553 of the Bankruptcy Code, debts due to any of the Debtors may be set-off against the debts of any of the other Debtors. Such substantive consolidation shall not (other than for purposes related to the Plan) affect (i) the legal and corporate structures of the Reorganized Debtors, and (ii) Subsidiary Equity Interests.

          The Debtors believe that substantive consolidation is appropriate in these cases and will facilitate confirmation of the Plan. Specifically, the Debtors' operations and indebtedness are significantly interrelated. The Debtors also share common management and have a centralized cash management system. Therefore, the Debtors believe that the substantive consolidation of their Chapter 11 cases is warranted and in the best interest of the Debtors' creditors, shareholders and estates.

E. Funding for the Plan

          The funds utilized to make Cash payments under the Plan have been and/or will be generated from, among other things, the operation of the Debtors' businesses, asset dispositions, and borrowing under the Post-Effective Date Financing Facility.

F. Description of Other Provisions of the Plan

          1. Disputed Claims
             ---------------

          The Plan provides that with respect to any Disputed Claims and Equity Interests, for the purposes of effectuating the provisions of the Plan and the distributions to holders of Allowed Claims and Equity Interests, the Bankruptcy Court, on or prior to the Effective Date or such date or dates thereafter as the Bankruptcy Court shall set, may fix or liquidate the amount of such Disputed Claims and Equity Interests pursuant to Section 502(c) of the Bankruptcy Code, in which event the amounts so fixed or liquidated shall be deemed the maximum amounts of the Disputed Claims and Equity Interests pursuant to Section 502(c) of the Bankruptcy Code for purposes of distribution under the Plan.

          When a Disputed Claim or Equity Interest becomes an Allowed Claim or Equity Interest, the Reorganized Debtors shall distribute to the holder of such Allowed Claim or Equity Interest, the property distributable to such holder as provided in the Plan.

          2. Disputed Payments
             -----------------

          The Plan provides that in the event of any dispute between and among holders of Claims or Equity Interests and/or the holders of a Disputed Claim or Equity Interest as to the right of any Person to receive or retain any payment or distribution to be made to such Person under the Plan, the Reorganized
Debtors  may, in lieu of making such  payment or  distribution  to such  Person, instead hold such payment or distribution, without interest, until the disposition thereof shall be determined by a Final Order of the Bankruptcy Court or other court with appropriate jurisdiction.

          3. Unclaimed Property
             ------------------

          Any distributions under the Plan that are unclaimed for a period of one year after distribution thereof shall revert and be revested in the Reorganized Debtors, and any entitlement of any holder of any Claim or Equity Interest to such distributions shall be forfeited, extinguished, and forever barred.

          4. Issuance of New Securities
             --------------------------

          The Reorganized Debtors shall authorize the issuance, in accordance with 1the terms of the Plan, of approximately ________ shares of New Parent Common Stock, the New

Senior Notes and _______ New Warrants. On the Effective Date, the Debtor will transmit written instructions regarding the surrender of Old Senior Notes, Old Preferred Stock Interests, and Old Common Stock Interests, and the distribution of shares of New Parent Common Stock and New Warrants to those parties entitled to distributions thereof pursuant to the Plan. Reorganized Parent will use its reasonable best efforts to cause the New Parent Common Stock and the New Senior Notes to be listed for trading on a national securities exchange or the NASDAQ National Market System. All shares of New Parent Common Stock to be issued pursuant to the Plan (including, without limitation, upon exercise of the New Warrants) shall be, upon issuance, fully paid and non-assessable, and shall be subject to dilution only as may be expressly set forth in this Plan or in the Plan Documents, and the holders thereof shall have no preemptive or other rights to subscribe for additional shares.

          5. Discharge
             ---------

          Except as otherwise expressly provided in Section 1141 of the Bankruptcy Code or the Plan, the distributions made pursuant to and in accordance with the applicable terms and conditions of the Plan are in full and final satisfaction, settlement, release and discharge as against the Debtors of any debt that arose before the Effective Date, and any debt of a kind specified in Section 502(g), 502(h), or 502(i) of the Bankruptcy Code, and all Claims and Equity Interests of any nature, including, without limitation, any interest accrued thereon from and after the Petition Date, whether or not (i) a proof of Claim or Equity Interest based on such debt, obligation or equity interest is filed or deemed filed under Section 501 of the Bankruptcy Code, (ii) such Claim or Equity Interest is Allowed under Section 502 of the Bankruptcy Code or

(iii) the holder of such Claim or Equity Interest has accepted the Plan; provided, however, that the foregoing discharge shall not apply to rights of holders of Rescission or Damage Claims, and Indemnification Claims arising from or related thereto, to pursue such claims against the Debtors solely to obtain a right or recovery against any applicable insurance coverage of the Debtors or to seek indemnification, all as otherwise provided by Section 7.3 of the Plan (but not to enforce a judgment on any other property of the Debtors or Reorganized Debtors).

          6. Termination of Subordination Rights and Settlement of Related Claims and Controversies
              ------------------------------------------------------


          The classification and manner of satisfying all Claims and Equity Interests under the Plan take into consideration all contractual, legal and equitable subordination rights, whether arising under general principles of equitable subordination, Sections 510(b) and (c) of the Bankruptcy Code or otherwise, that a holder of a Claim or Equity Interest may have against other Claim or Equity Interest holders with respect to any distribution made pursuant to the Plan. On the Effective Date, all contractual, legal or equitable subordination rights that a holder of a Claim or Equity Interest may have with respect to any distribution to be made pursuant to the Plan shall be discharged and terminated, and all actions related to the enforcement of such subordination rights shall be permanently enjoined and distributions pursuant to the Plan shall not be subject to payment to a beneficiary of such terminated subordination rights, or to levy, garnishment, attachment or other legal process by any beneficiary of such terminated subordination rights.

          Pursuant to Bankruptcy Rule 9019, and in consideration for the distributions and other benefits provided under the Plan, the provisions of the Plan shall constitute a good faith compromise and settlement of all claims or controversies relating to the termination of all contractual, legal and equitable subordination rights that a holder of a Claim or Equity Interest may have with respect to any Allowed Claim or Allowed Equity Interest, or any distribution to be made on account of an Allowed Claim or an Allowed Equity Interest. The entry of the Confirmation Order shall constitute the Bankruptcy Court's approval of the compromise or settlement of all such claims or controversies, and the Bankruptcy Court's finding that such compromise or settlement is in the best interests of the Debtors, Reorganized Debtors and their respective property and holders of Claims and Equity Interests and is fair, equitable and reasonable.

          7. Additional Releases
             -------------------

          Without limiting the provisions of Section 9.2 of the Plan and except as otherwise provided in the Plan, as of the Effective Date, in consideration for, and as part of the treatment afforded to, the holders of Claims and Equity Interests under the Plan, and for other valuable consideration, each of the Released Parties shall be deemed forever released from any and all Causes of Action that any Person may have asserted, could have asserted, or could in the future assert, directly or indirectly, against any of the Released Parties relating to the Debtors or the Chapter 11 Cases on or prior to the Effective Date, provided, however, that the foregoing release shall not apply to (i)
Causes of Action that arise from obligations or rights created under or in connection with the Plan or any agreement provided for or contemplated in the Plan, and

(ii) the rights of holders of Rescission or Damage Claims to pursue such claims against present or former officers and directors of the Debtors as named defendants in litigations respecting such Rescission or Damage Claims solely for purposes of preserving or obtaining a right of recovery against any applicable insurance coverage of the Debtors but not to enforce a judgment against any property of any present or former officers and directors of the Debtors except to the extent of the insurance proceeds of the Debtors and any other proceeds made available under the indemnification rights as provided for in Section 7.3 of the Plan.

          Except as, and only to the extent provided otherwise in the Plan, as of the Effective Date, each of the Released Parties forever releases, waives and discharges all known and unknown Causes of Action of any nature that such Released Party has, had or may have against any other Released Party for all acts and omissions related to the Debtors arising from or related to the Chapter 11 Cases through the Effective Date, other than Causes of Action that arise from obligations or rights created under or in connection with the Plan or any agreement provided for or contemplated in the Plan.

          8. Injunctions
             -----------

          As of the Effective Date and subject to its occurrence, all Persons that have held, currently hold or may have asserted a Claim, a Cause of Action or other debt, or liability, or an Equity Interest or other right of a holder of an Equity Interest that is discharged, released or terminated pursuant to the Plan, are permanently enjoined from commencing or continuing, in any manner or in any place, any action or other proceeding, enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order, creating, perfecting or enforcing any lien or encumbrance, asserting a set-off, right or subrogation or recoupment of any kind against any debt, liability or obligation due to any such releasing Person, and from commencing or continuing any action, in any manner or in any place where the foregoing does not comply with or is inconsistent with the provisions hereof, provided, however, that the foregoing injunctions shall not apply to rights of the holders of Rescission or Damage
Claims, and Indemnification Claims arising from or related thereto, to pursue such claims against any Person that is discharged or released pursuant to this plan solely to obtain a right of recovery against any applicable insurance coverage or to seek indemnification as otherwise provided by Section 7.3 of the Plan but not to enforce a judgment against any property of any Person that is discharged or released pursuant to this Plan except to the extent of insurance proceeds or to seek indemnification as otherwise provided by Section 7.3 of the Plan.

          As of the Effective Date, except as otherwise provided in the Plan, all Persons are permanently enjoined from commencing or continuing, in any manner or in any place, any action or other proceeding, whether directly, derivatively or otherwise against any or all of the Released Parties, on account of or respecting any claims, debts, rights, Causes of Action or liabilities released or discharged pursuant to the Plan, except to the extent expressly permitted under the Plan.

          Without limitation to the scope, extent, validity or enforceability of the injunctive relief set forth in the Plan and in the Confirmation Order, by accepting distributions pursuant to the Plan, each holder of an Allowed Claim or Equity Interest receiving distributions pursuant to the Plan is deemed to have specifically consented to the releases and injunc-tions set forth in the Plan.

          9. Exculpation
             -----------

          Pursuant to the Plan, neither the Debtors, Reorganized Debtors, the Informal Committees, any official committee of creditors appointed in these cases, or GPH, nor any of their respective members, officers, directors, employees, advisors, agents or Professionals shall have or incur any liability to any holder of a Claim or Equity Interest for any act or omission in connection with, related to, or arising out of, the Chapter 11 Cases, the preparation or formulation of the Plan, the pursuit of confirmation of the Plan, the consummation of the Plan or the administration of the Plan or the property to be distributed under the Plan, except for willful misconduct or gross negligence, and, in all respects, the Debtors, Reorganized Debtors and each of their respective members, officers, directors, employees, advisors, agents and Professionals shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan; provided, however, that nothing in the Plan shall, or shall be deemed to, release the Debtors or Reorganized Debtors from, or exculpate the Debtors or Reorganized Debtors with respect to, their respective obligations or covenants arising pursuant to the Plan.

          10. Section 1146 Exemption
              ----------------------

          In accordance with Section 1146(c) of the Bankruptcy Code, (a) the issuance, transfer or exchange of any security under the Plan or the making or delivery of any instrument of transfer pursuant to, in implementation of, or as contemplated by the Plan, including any merger agreements or agreements of consolidation, deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under the Plan, or the revesting, transfer or sale of any real or personal property of the Debtors pursuant to, in implementation of, or as contemplated by the Plan, (b) the making, delivery, creation, assignment, amendment or recording of any note or other obligation for the payment of money or any mortgage, deed of trust or other security interest under, in furtherance of, or in connection with the Plan, the issuance, renewal, modification or securing of indebtedness by such means, and (c) the making, delivery or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including, without limitation, the Confirmation Order, shall not be subject to any document recording tax, stamp tax, conveyance fee or other similar tax, mortgage tax, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment. Consistent with the foregoing, each recorder of deeds or similar official for any county, city or governmental unit in which any instrument hereunder is to be recorded shall, pursuant to the Confirmation Order, be ordered and directed to accept such instrument, without requiring the payment of any documentary stamp tax, deed stamps, stamp tax, transfer tax, intangible tax or similar tax.

          11. Full and Final Satisfaction
              ---------------------------

          Pursuant to the Plan, all payments and all distributions shall be in full and final satisfaction, settlement, release and discharge of all Claims and Equity Interests, except as otherwise provided in the Plan.

          12. Cram-Down
              ---------

          If any impaired Class entitled to vote shall not accept the Plan by the requisite majorities provided in Sections 1126(c) or 1126(d) of the Bankruptcy Code as applicable, or if any impaired Class is deemed to have rejected the Plan, the Debtors reserve the right (a) to undertake to have the Bankruptcy Court confirm the Plan under Section 1129(b) of the Bankruptcy Code and (b) to amend the Plan in accordance with the Plan to the extent necessary to obtain entry of the Confirmation Order.

          13.    Disbursement    of   Funds   and   Delivery   of   Distribution
                 ---------------------------------------------------------------

          Subject to Bankruptcy Rule 9010, all distributions under the Plan shall be made by the Reorganized Debtors (or their disbursing agent) to the holder of each Allowed Claim at the address of such holder as listed on the Schedules as of the Distribution Record Date, unless the Debtors or Reorganized Debtors have been notified in writing of a change of address, including, without limitation, by the filing of a proof of claim or notice of transfer of claim filed by such holder that provides an address for such holder different from the address reflected on the Schedules.

          Any payment of Cash made by the Reorganized Debtors (or their disbursing agent) pursuant to the Plan shall be made by check drawn on a domestic bank.

          Any payment or distribution required to be made under the Plan on a day other than a Business Day shall be made on the next succeeding Business Day.

          Whenever any payment of a fraction of a cent would otherwise be called for, the actual payment shall reflect a rounding of such fraction to the nearest whole cent (rounding down in the case of .50 or less and rounding up in the case of more than .50).

          No fractional shares of New Parent Common Stock or New Warrants shall be distributed under the Plan. Fractional interests shall be combined into as many whole shares of New Parent Common Stock or New Warrants, as the case may be, as possible and shall be redistributed to holders of Claims and Equity Interests (as applicable) with fractional interests, in descending order, until all such whole shares of New Parent Common Stock or New Warrants are distributed.

          As of the close of business on the Distribution Record Date, the claims register (for Claims) and the transfer ledgers (for Old Senior Notes, TOPrS Certificates and Equity Interests) shall be closed, and there shall be no further changes in the record holders of any Claims or Equity Interests. The Debtors, Reorganized Debtors and the respective indenture trustees for all the Old Senior Notes and TOPrS Certificates, as the case may be, shall have no obligation to recognize any transfer of any Claims or Equity Interests occurring after the close of business on the Distribution Record Date, and shall instead be entitled to recognize and deal for all purposes under the Plan (except as to voting to accept or reject the Plan pursuant to Section 6.1 of the Plan) with only those holders of record as of the close of business on the Distribution Record Date.

          Except as to applications for allowances of compensation and reimbursement of expenses under Sections 330 and 503 of the Bankruptcy Code (with respect to which procedures respecting objections shall be governed by Section 2.1(b) of the Plan and the Confirmation Order or other Final Order), the Debtors or Reorganized Debtors shall have the exclusive right to make and file objections to Administrative Expense Claims, Claims and Equity Interests subsequent to the Confirmation Date. All objections shall be litigated to Final Order; provided, however, that the Reorganized Debtors shall have the authority to compromise, settle, otherwise resolve or withdraw any objections, subject to approval of the Bankruptcy Court. Unless otherwise ordered by the Bankruptcy Court, the Debtors or Reorganized Debtors shall file all objections to Administrative Expense Claims that are the subject of proofs of claim or requests for payment filed with the Bankruptcy Court (other than applications for allowances of compensation and reimbursement of expenses), Claims and Equity Interests and serve such objections upon the holder of the Administrative Expense Claim, Claim or Equity Interest as to which the objection is made as soon as is practicable, but in no event later than 60 days after the Effective Date or such later date as may be approved by the Bankruptcy Court.

          14. Avoidance and Recovery Actions
              ------------------------------

          As of and subject to the occurrence of the Effective Date, the Debtors and the Reorganized Debtors, for and on behalf of themselves and their Estates, will waive and release any of the Causes of Action under Sections 510, 544, 547, 548, 550 and 553 of the Bankruptcy Code.

          15. Retention of Jurisdiction
              -------------------------

          The Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, and related to, the Chapter 11 Cases and the Plan pursuant to, and for the purposes of, Sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:


               (a) to hear and determine any and all objections to the allowance of any Claims or any controversies as to the classification of any Claims, provided that only Debtors may file objections to Claims;

               (b) to hear and determine any and all applications by Pro-fessionals for compensation and reimbursement of expenses;

               (c) to hear and determine any and all pending applications for the rejection and disaffirmance of executory contracts and unexpired leases, and fix and allow any Claims resulting therefrom;

               (d) to liquidate any Disputed Claim;

               (e) to enforce the provisions of the Plan, including the injunction, exculpation and releases provided for in the Plan;

               (f) to enable the Debtors to prosecute any and all proceed- ings which have been or may be brought prior to the Effective Date to set aside liens or encumbrances and to recover any transfers, assets, properties, or damages to which the Debtors may be entitled under applicable provisions of the Bankruptcy Code or any federal state, or local laws;

               (g) to correct any defect, cure any omission, or reconcile any inconsistency in the Plan or in the Confirmation Order as may be necessary to carry out its purpose and the intent of the Plan;

               (h) to determine any Claim or liability to a governmental unit which may be asserted as a result of the transactions contemplated herein;

               (i) to hear and determine matters concerning state, local, and federal taxes in accordance with Sections 346, 505 and 1146 of the Bankruptcy Code; and

               (j) to determine such other matters as may be provided for in the Confirmation Order or as may be authorized under the provisions of the Bankruptcy Code.

          16.      Executory Contracts and Unexpired Leases
                   ----------------------------------------

          Any unexpired lease or executory contract that has not been ex-pressly rejected by the Debtors or treated in the Plan with the Bankruptcy
Court's approval on or prior to the Confirmation Date shall, as of the Confirmation Date (subject to the occurrence of the Effective Date), be deemed to have been assumed by the Debtors unless there is pending before the Bankruptcy Court on the Confirmation Date a motion to reject such unexpired lease or executory contract or such executory contract or unexpired lease is otherwise designated for rejection; provided that (a) such lease or executory contract is ultimately rejected and (b) the filing of the Confirmation Order shall be deemed to be a rejection of all then outstanding unexercised stock options, warrants and similar rights. In accordance with Section 1123(a)(5)(G) of the Bankruptcy Code, on the Effective Date, or as soon as practicable thereafter, the Reorganized Debtors shall cure all defaults under any executory contract or unexpired lease assumed pursuant to the Plan by making a Cash payment in an amount agreed to between the Reorganized Debtors and the claimant, or as otherwise fixed pursuant to a Final Order.

     17. Bar Date for Filing Proofs of Claims Relating to Executory Contracts and Unexpired Leases Rejected Pursuant to the Plan
                ------------------------------------------------------------

          Claims arising out of the rejection of an executory contract or unexpired lease designated for rejection pursuant to the Confirmation Order must be filed with the Bankruptcy Court and/or served upon the Debtors or Reorganized Debtors or as otherwise may be provided in the Confirmation Order by no later than 30 days after the notice of entry of an order approving such rejection. Any Claims not filed within such time will be forever barred from assertion against the Debtors, their estates, the Reorganized Debtors and their property, and the holders thereof shall not be entitled to any distribution under the Plan or otherwise from the Debtors or Reorganized Debtors. Unless otherwise ordered by the Bankruptcy Court, all Claims arising from the rejection of executory contracts and unexpired leases shall be treated as General Unsecured Claims under the Plan.

          18. Indemnification Claims
              ----------------------

               (a) Notwithstanding anything to the contrary contained herein, all Persons holding or asserting Indemnification Claims (whether directly, by subrogation or otherwise) shall be entitled to obtain recovery on account of such Claims solely from the proceeds of any applicable directors' and officers' insurance policy maintained by the Debtors or Reorganized Debtors, as the case may be, and shall not, under any circumstances, be entitled to obtain a recovery in respect of such Indemnification Claims from the Reorganized Debtors; provided, however, that the Reorganized Debtors shall remain responsible for, and shall pay, in respect of any and all Indemnification Claims, all retention amounts and coinsurance obligations arising under, or necessary to maintain, its directors' and officers' insurance policies. The Debtors or Reorganized Debtors, as the case may be, shall continue and maintain all presently existing directors' and officers' insurance policies, and all such policies shall remain in full force and effect following Confirmation. The Debtors shall maintain any prior directors' and officers' insurance policies and renew existing policies as they expire at comparable or greater coverage levels.

               (b) As set forth in Section 7.3(b) of the Plan, in the event that: (i) the Bankruptcy Court does not approve any or all of the material provisions of Article 9 of the Plan (i.e., releases and injunctions), and (ii) the Plan is not terminated pursuant to Section 12.5 thereof, then all Indemnification Claims shall be assumed by the Reorganized Debtors without limitation.9

          19. Compensation and Benefit Programs
              ---------------------------------

          Except as otherwise provided in the Plan, all employment and severance practices and policies and all compensation and benefit plans, policies, and programs of the Debtors applicable to their directors, officers or employees, including, without limitation, all savings plans, retirement plans, health care plans, severance benefit plans, incentive plans, workers' compensation programs and life, disability and other insurance plans are treated either as executory contracts pursuant to Section 7.1 of the Plan or as permitted under applicable non-bankruptcy law.

          Included in the foregoing compensation and benefit plans to be assumed pursuant to the Plan is the Debtors' 1999 Bonus Plan. Pursuant to the Debtors' 1999 Bonus Plan, senior and certain middle level management of the Debtors are eligible to receive a bonus if certain performance targets are obtained by the Debtors. Such participants are classified into one of five groups, based on employment position, and, depending on the group in which they are classified, are eligible to receive bonuses in varying percentages of their base salary depending upon the level of operating performance achieved.


--------
9 The Informal Committees, under the Plan, have the right to cause the Plan to not become effective if Section 7.3(b) is made relevant and enforceable, and have advised the Debtors that, as of the date hereof, they would cause the Plan to not become effective in such event.

          20. Retiree Benefits
              ----------------

          Payment of any Retiree Benefits shall be continued solely to the extent, and for the duration of the period, the Debtors are contractually or legally obligated to provide such benefits, subject to any and all rights of the Debtors under applicable law.

          21. Post-Confirmation Fees, Final Decree
              ------------------------------------

          The Reorganized Debtor shall be responsible for the payment of any post-confirmation fees due pursuant to 28 U.S.C.ss. 1930(a)(6) and the filing of post-confirmation reports, until a final decree is entered. A final decree shall be entered as soon as practicable after distributions have commenced under the Plan.

          22. Continuation of Bankruptcy Injunction or Stays
              ----------------------------------------------

          All injunctions or stays provided for in the Chapter 11 Cases under Sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

          23. Revesting of Assets
              -------------------

          Except as otherwise provided by the Plan, upon the Effective Date, title to all properties and assets dealt with by the Plan shall pass to the Reorganized Debtors free and clear of all Claims, Liens, encumbrances and interests of creditors and of equity security holders (except those Claims, Liens, encumbrances and interests created pursuant to this Plan) and the

Confirmation   Order  shall  be  a  judicial   determination  of  discharge  and
extinguishment of all Claims, Liens or Equity Interests (except those created pursuant to this Plan).

          24. General Release of Liens
              ------------------------

          Except as otherwise provided in the Plan in connection with the New Senior Notes and the Post-Effective Date Financing Facility, or in any contract, instrument, indenture or other agreement or document created in connection with the Plan or the implementation thereof, on the Effective Date, all mortgages, deeds of trust, liens or other security interests against property of the Estates are released and extinguished, and all the right, title and interest of any holder of such mortgages, deeds of trust, liens or other security interests will revert to the Reorganized Debtors as applicable, and the successors and assigns thereof.

          25. Conditions to Effective Date of the Plan
              ----------------------------------------

          The Plan shall not become effective unless and until the following conditions shall have been satisfied or waived pursuant to Section 10.3 of the
Plan:

               (a) the Confirmation Order and the Substantive Consolidation Order, in form and substance reasonably acceptable to the Debtors, GPH, and the Informal Committees, shall have been entered contemporaneously by the Bankruptcy Court and shall have become a Final Order;

               (b) the Reorganized Debtors shall have credit availability under the Post-Effective Date Financing Facility to provide the Reorganized Debtors with financing sufficient to meet their Cash obligations under the Plan and their business requirements as of and after the Effective Date;

               (c) each of the Plan Documents and the New Parent Common Stock, New Senior Notes and New Warrants, in form and substance reasonably acceptable to the Debtors, GPH, and the Informal Committees, shall have been effected or executed and delivered and the New Common Stock, New Senior Notes and New Warrants shall be validly issued and outstanding; and

               (d) if the Indemnification Claims are to be assumed by the Reorganized Debtors pursuant to Section 7.3(b) hereof or otherwise, then each of the Informal Committees shall have consented to such assumption; and

               (e) all actions, other documents and agreements necessary to implement the Plan shall have been effected or executed and delivered.

          In the event that one or more of the  conditions  specified in Section
10.1 of the Plan have not occurred on or before 120 days after the Confirmation Date, upon notification submitted by the Debtors to the Bankruptcy Court (a) the Confirmation Order shall be vacated, (b) no distributions under the Plan shall be made, (c) the Debtors and all holders of Claims and Equity Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date never occurred and (d) the Debtors' obligations with respect to the Claims and Equity Interests shall remain unchanged and nothing contained herein shall constitute or be deemed a waiver or release of any Claims or Equity

Interests by or against the Debtors or any other Person or to prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors.

          Upon written consent of each of the Informal Committees and GPH, the Debtors may waive, by a writing signed by an authorized representative of the Debtors and subsequently filed with the Bankruptcy Court, one or more of the conditions precedent to effectiveness of the Plan as set forth above.

G. Post-Confirmation Officers and Directors


          The officers of the respective Debtors immediately prior to the Effective Date shall serve as the initial officers of the respective Reorganized Debtors on and after the Effective Date. Set forth below is the name, compensation and position of Reorganized Parent's key officers on the Effective Date.

                                                             Post-Confirmation
      Name                    Title                          Base Salary
      ----                    -----                          -----------------

Richard E. Snyder        Chairman of the Board and               $750,000
                         Chief Executive Officer

Philip Galanes           Executive Vice President,               $350,000
                         Chief Administrative Officer,
                         General Counsel and
                         Secretary

Richard K. Collins       Executive Vice President,               $350,000
                         and Chief Operating Officer

Colin Finkelstein        Executive Vice President and            $300,000
                         Chief Financial Officer


          In addition to the post-confirmation base salary set forth above, such officers (and certain other employees) will also be entitled to participate in the Debtors' 1999 Bonus Plan as set forth in Section IV.F.19. hereof. The initial members of the post-Confirmation board of directors of Reorganized Parent shall consist of the following: (i) Richard E. Snyder, (ii) three (3) members selected by the Informal TOPrS Committee, and (iii) three (3) members selected by the Informal Senior Note Committee; provided, however, that (i) the nominees of each Informal Committee shall be reasonably acceptable to the other Informal Committee, and (ii) each of the nominees of the Informal Committees shall be discussed, prior to formal nomination, among the Informal Committees and current management of the Debtors. The designation of the board members selected by the Informal Committees, along with the designation of the board members for Reorganized Publishing and Reorganized Video, shall be filed with the Bankruptcy Court on


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or prior to the  commencement  date of the Confirmation  Hearing,  or such later date as the Bankruptcy Court may establish.


                                       V.

                     ACCEPTANCE AND CONFIRMATION OF THE PLAN

          The following is a brief summary of the provisions of the Bankruptcy Code respecting acceptance and confirmation of a plan of reorganization. Holders of Claims and Equity Interests are encouraged to review the relevant provisions of the Bankruptcy Code and/or to consult their own attorneys.

A.   Acceptance of the Plan

          This Disclosure Statement is provided in connection with the solicitation of acceptances of the Plan. The Bankruptcy Code defines acceptance of a plan of reorganization by a class of Claims as acceptance by holders of at least two-thirds in dollar amount, and more than one-half in number, of the allowed Claims of that class that have actually voted or are deemed to have voted to accept or reject a plan. The Bankruptcy Code defines acceptance of a plan of reorganization by a class of interests as acceptance by at least two-thirds in amount of the allowed interests of that class that have actually voted or are deemed to have voted to accept or reject a plan.

          If one or more impaired Classes rejects the Plan, the Debtors may, in their discretion, nevertheless seek confirmation of the Plan if the Debtors believe that they will be able to meet the requirements of Section 1129(b) of the Bankruptcy Code for Confirmation of the Plan (which are set forth below), despite lack of acceptance by all impaired classes.

B.   Confirmation

          1. Confirmation Hearing
             --------------------

          Section 1128(a) of the Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a hearing on confirmation of a plan. Notice of the Confirmation Hearing of the Plan has been provided to all known holders of Claims and Equity Interest or their representatives along with this Disclosure Statement. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for an announcement of the adjourned date made at the Confirmation Hearing or any subsequent adjourned Confirmation Hearing.

          Section 1128(b) of the Bankruptcy Code provides that any party in interest may object to confirmation of a plan. Any objection to Confirmation of the Plan must be in writing, must conform with the Bankruptcy Rules and the Local Rules of the Bankruptcy Court, must set forth the name of the objectant, the nature and amount of Claims or Equity Interests held or asserted by the objectant against the Debtors' Estates or property, and the basis for the objection and the specific grounds in support thereof. Such objection must be filed with the Bankruptcy Court, with a copy forwarded directly to the Chambers of the Honorable Tina L. Brozman, together with proof of service thereof, and served upon (a) counsel to the Debtors, Proskauer Rose LLP, 1585 Broadway, New York, New York 10036, Attn: Alan B. Hyman, Esq.; Scott K.

Rutsky, Esq., (b) counsel to the Informal Senior Note Committee, Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038-4982, Attn: Fred
S. Hodara, Esq., (c) counsel to the Informal TOPrS Committee, Cleary, Gottlieb, Steen & Hamilton, One Liberty Plaza, New York, New York 10006-1470, Attn: James
E. Millstein, Esq., and (d) counsel to GPH, Willkie Farr & Gallagher, 787 Seventh Avenue, New York, New York 10019, Attn: Marc Abrams, Esq., so as to be received no later than the date and time designated in the notice of the Confirmation Hearing.

          2. Statutory Requirements for Confirmation of the Plan
             ---------------------------------------------------

          At the Confirmation Hearing, the Debtors will request that the Bankruptcy Court determine that the Plan satisfies the requirements of Section 1129 of the Bankruptcy Code. If so, the Bankruptcy Court shall enter an order confirming the Plan. The applicable requirements of Section 1129 of the Bankruptcy Code are as follows:

               (a) The Plan must comply with the applicable provisions of the Bankruptcy Code;

               (b) The Debtors must have complied with the applicable provisions of the Bankruptcy Code;

               (c) The Plan has been proposed in good faith and not by any means forbidden by law;

               (d) Any payment made or promised to be made by the Debtors under the Plan for services or for costs and expenses in, or in connection with, these Chapter 11 cases, or in connection with the Plan and incident to the Reorganization Cases, has been disclosed to the Bankruptcy Court, and any such payment made before Confirmation of the Plan is reasonable, or if such payment is to be fixed after Confirmation of the Plan, such payment is subject to the approval of the Bankruptcy Court as reasonable;

               (e) The Debtors have disclosed the identity and affiliations of any individual proposed to serve, after Confirmation of the Plan, as a director, officer, or voting trustee of each of the Debtors under the Plan. Moreover, the appointment to, or continuance in, such office of such individual, is consistent with the interests of holders of Claims and Equity Interests and with public policy, and the Debtors have disclosed the identity of any insider that the Reorganized Debtors will employ or retain, and the nature of any compensation for such insider;

               (f) Best Interests of Creditors Test. With respect to each Class of impaired Claims or Equity Interests, either each holder of a Claim or Equity Interest of such Class has accepted the Plan, or will receive or retain under the Plan on account of such Claim or Equity Interest, property of a value, as of the Effective Date of the Plan, that is not less than the amount that such holder would receive or retain if the Debtors were liquidated on such date under Chapter 7 of the Bankruptcy Code. In a Chapter 7 liquidation, creditors and interest holders of a debtor are paid from available assets generally in the following order, with no lower class receiving any payments until all amounts due to senior classes have either been paid in full or payment in full is provided for: (i) first to secured creditors (to the extent of the value of their collateral), (ii) next to priority creditors, (iii) next to unsecured creditors, (iv) next to debt expressly subordinated by its terms or by order of the Bankruptcy Court, and (v) last to holders of equity interests. Attached hereto as Exhibit E is a liquidation analysis prepared by the Debtors. As set forth therein, in light of the foregoing priority, the Debtors believe that if the Chapter 11 cases were converted to a Chapter 7 liquidation, holders of Old Senior Note Claims, TOPrS Claims, GPH Claims, General Unsecured Claims and Equity Interests would receive less than they will receive under the Plan;

               (g) Each Class of Claims or Equity Interests has either ac-cepted the Plan or is not impaired under the Plan;

               (h) Except to the extent that the holder of a particular Claim has agreed to a different treatment of such Claim, the Plan provides that Allowed Administrative and Priority Claims (other than Allowed Priority Tax Claims) willbe paid in full on the Effective Date and that Allowed Priority Tax Claims will receive on account of such Claims deferred Cash payments, over a period not exceeding six years after the date of assessment of such Claim, of a value, as of the Effective Date, equal to the Allowed amount of such Claim;

               (i) At least one impaired class of Claims has accepted the Plan, determined without including any acceptance of the Plan by any insider holding a Claim of such Class;

               (j) Feasibility. Confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization of the Debtors or any successor to the Debtors under the Plan. Attached hereto as Exhibit F are projections for approximately ____ years following confirmation and a pro forma balance sheet as of the Effective Date which demonstrate that, given estimated expenses and income, and taking into account cash reserves, the Reorganized Debtors will be able to satisfy their obligations under the Plan, as well as their obligations arising in connection with their ongoing business operations.

          3. Confirmation Without Acceptance by All Impaired Classes
             -------------------------------------------------------

          Section 1129(b) of the Bankruptcy Code allows a Bankruptcy Court to confirm a plan, even if such plan has not been accepted by all impaired classes entitled to vote on such plan, provided that such plan has been accepted by at least one impaired class. If any impaired classes reject or are deemed to have rejected the Plan, the Debtors reserve their right to seek the application of the statutory requirements set forth in Section 1129(b) of the Bankruptcy Code for Confirmation of the Plan despite the lack of acceptance by all impaired classes.

          Section 1129(b) of the Bankruptcy Code provides that notwithstanding the failure of an impaired class to accept a plan of reorganization, the plan shall be confirmed, on request of the proponent of the plan, in a procedure commonly known as "cram-down," so long as the plan does not "discriminate unfairly" and is "fair and equitable" with respect to each class of Claims or interests that is impaired under and has not accepted the plan.

          The condition that a plan be "fair and equitable" with respect to a non-accepting class of secured Claims includes the requirements that (a) the holders of such secured Claims retain the liens securing such Claims to the extent of the allowed amount of the Claims, whether the property subject to the liens is retained by the debtor or transferred to another entity under the plan, and (b) each holder of a secured Claim in the class receive deferred cash payments totaling at least the allowed amount of such Claim with a present value, as of the effective date of the plan, at least equivalent to the value of the secured claimant's interest in the debtor's property subject to the liens.

          The condition that a plan be "fair and equitable" with respect to a non-accepting class of unsecured Claims includes the requirement that either (a) such class receive or retain under the plan property of a value as of the effective date of the plan equal to the allowed amount of such Claim, or (b) if the class does not receive such amount, no class junior to the non-accepting class will receive a distribution under the plan.

          The condition that a plan be "fair and equitable" with respect to a non-accepting class of equity interests includes the requirements that either
(a) the plan provides that each holder of an equity interest in such class receive or retain under the plan, on account of such equity interest, property of a value, as of the effective date of the plan, equal to the greater of (i) the allowed amount of any fixed liquidation preference to which such holder is entitled, (ii) any fixed redemption price to which such holder is entitled, or
(iii) the value of such equity interest, or (b) if the class does not receive such amount, no class of equity interests junior to the non-accepting class will receive a distribution under the plan.


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


                                       VI.

                                    VALUATION

[to be filed with the Bankruptcy Court prior to the hearing to consider approval of the Disclosure Statement]

                                      VII.

               CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

[to be filed with the Bankruptcy Court prior to the hearing to consider approval of the Disclosure Statement]

                                      VIII.

                                  RISK FACTORS

          HOLDERS OF OLD SENIOR NOTES, TOPrS CERTIFICATES, GPH NOTES, HOLDERS OF EQUITY INTERESTS AND ALL OTHER IMPAIRED CREDITORS SHOULD READ AND CONSIDER CAREFULLY THE FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS DISCLOSURE STATEMENT (AND THE DOCUMENTS DELIVERED TOGETHER HEREWITH AND/OR INCORPORATED BY REFERENCE HEREIN), PRIOR TO VOTING TO ACCEPT OR REJECT THE PLAN.

A. Leverage

          Although the Plan will restructure a significant amount of the Debtors' indebtedness, the Reorganized Debtors will remain leveraged. The degree to which the Reorganized Debtors are leveraged could have important consequences, including the following: (i) the Reorganized Debtors' ability to obtain additional financing in the future for working capital, capital expenditures, product development, acquisitions, general corporate purposes or other purposes may be impaired, (ii) a substantial portion of the Reorganized Debtors' cash flow from operations could be dedicated to the payment of the principal of and interest on its indebtedness, and (iii) the Reorganized Debtors' degree of leverage may make it more vulnerable to economic downturns and may limit its ability to withstand competitive pressures.

B. Dependence on Key Personnel

          The Debtors are dependent on the continued services of certain senior executives, including Richard E. Snyder, Chairman of the Board and Chief Executive Officer of Parent; Philip Galanes, Executive Vice President, Chief Administrative Officer, General Counsel and Secretary of Parent; Colin Finkelstein, Executive Vice President and Chief Financial Officer of Parent; and Richard Collins, Executive Vice President and Chief Operating Officer of Parent. The Debtors believe the loss of the services of one or more of these individuals could have a material adverse effect on the Reorganized Debtors.

C.  Dependence On and Relationships with Key Customers and Licensors

          The loss of the sales to any of the Debtors' largest customers would cause a substantial decrease in business and would have a material adverse effect on the Debtors. Additionally, the Debtors believe that the variety and popularity of characters (whether licensed or owned) is among the most important factors that differentiate their products from those of their competitors. The loss of any principal licenses would have a material adverse effect on the Debtors. In addition, the loss of a significant license by the Debtors would impair its distribution capabilities which, in turn, could adversely affect its ability to obtain new licenses and to renew existing licenses on favorable terms, if at all.

          The Debtors' relationships with a number of its significant customers and licensors have been contentious from time to time because of disputes, in the case of its customers, relating to prior pricing, return and merchandising policies and, in the case of its licensors, alleged non-compliance by the Debtors with certain license terms. While management has taken steps to repair these relationships, there can be no assurance that such relationships, or other relationships with customers and/or licensors, will not again become contentious in the future, which could have a material adverse effect on the Debtors.

D. Competitive Conditions

          The children's publishing market is highly competitive. Competition is based primarily on price, quality, distribution, marketing and licenses. In mass market sales, the Debtors face competition primarily from smaller competitors. In the trade and speciality trade categories, Golden Books' principal competitors are large publishing companies. Golden Books also competes for a share of consumer spending on children's entertainment and educational products against companies that market a broad range of products utilizing a broad range of technologies that are unrelated to those marketed by Golden Books.

          The market for licenses also is highly competitive and Golden Books competes against many other licensees for significant licenses. In recent years, licensors have fragmented licenses, which has reduced the cost of purchasing a license. As a result, smaller bidders have been able to enter the market for licenses, which has resulted in increased competition in this market. Many of Golden Books' significant competitors have greater financial resources than Golden Books and, in selected markets, greater experience than Golden Books.

E. Risks Relating to Intellectual Properties


          The value of the materials in Golden Books' library, both to Golden Books as a licensor and as an end user, is subject to consumer taste. There can be no assurance that these properties will be attractive to third-party licensees or that they will be suitable for inclusion in Golden Books' products. If properties that are being exploited cease to be attractive to third-party licensees, licensing revenue from such licenses will decrease.

          In view of the complex nature of Golden Books' intellectual property rights, there is a risk of third-parties asserting claims of ownership or infringement or asserting a right to payment with respect to the exploitation of such properties. There can be no assurance that Golden Books would prevail in any such claim. In addition, Golden Books' ability to demonstrate, maintain or enforce these rights may be difficult. Impairments or difficulties in demonstrating the Golden Books' ownership or license rights in such properties could adversely affect the ability of Golden Books to generate revenue from or use such properties. In many cases, the rights owned or being acquired by Golden Books are limited in scope, do not extend to exploitation in all present or future media or in perpetuity and may not include the right to create derivative works, such as merchandising and character rights, remakes or sequels.

F. Projected Financial Information

          The Debtors failed to operate profitably for several years preceding the Chapter 11 filing. The financial projections annexed as Exhibit F to this Disclosure Statement are dependent upon the successful implementation of the business plan and the validity of the other assumptions contained therein. These projections reflect numerous assumptions, including Confirmation and consummation of the Plan in accordance with its terms, the anticipated future performance of the Debtors, industry performance, certain assumptions with respect to competitors of the Debtors, general business and economic conditions, and other matters, many of which are beyond the control of the Debtors. In addition, unanticipated events and circumstances occurring subsequent to the preparation of the projections may affect the actual financial results of the Debtors. Although the Debtors believe that the projections are reasonably attainable, variations between the actual financial results and those projected may occur and be material.

G. Lack of Market for Securities Issued Pursuant to Plan

          There is no currently existing market for the New Senior Notes, New Parent Common Stock or New Warrants and there can be no assurance that an active trading market will develop or as to the degree of price volatility in any such particular market. Accordingly, no assurance can be given that a holder of securities issued pursuant to the Plan will be able to sell such securities in the future or as to the price at which any such sale may occur. If such market were to exist, the liquidity of the market for such securities and the prices at which such securities will trade will depend upon many factors, including the number of holders, investor expectations for the Debtors, and other factors beyond the Debtors' control.

H. Certain Bankruptcy Related Considerations

          1. Risk of Non-Confirmation of the Plan
             ------------------------------------

          Although the Debtors believes that the Plan will satisfy all requirements necessary for Confirmation by the Bankruptcy Court, there can be no assurance that the Bankruptcy Court will reach the same conclusion. There can also be no assurance that modifications of the Plan will not be required for Confirmation, that such negotiations would not adversely affect the holders of the Old Senior Notes, TOPrS Certificates, GPH Notes, or Equity Interests or that such modifications would not necessitate the resolicitation of votes.

          2. Nonconsensual Confirmation
             --------------------------

          In the event any impaired class of claims or equity interests does not accept a plan of reorganization, a bankruptcy court may nevertheless confirm such plan of reorganization at the proponent's request if at least one impaired class has accepted the plan of reorganization (with such acceptance being determined without including the acceptance of any "insider" in such class) and, as to each impaired class which has not accepted the plan of reorganization, the bankruptcy court determines that the plan of reorganization "does not discriminate unfairly" and is "fair and equitable" with respect to non-accepting impaired classes. In the event that any impaired Class of Claims or Equity Interests fails to accept the Plan in accordance with Section 1129(a)(8) of the Bankruptcy Code, the Debtors reserve the right to request nonconsensual Confirmation of the Plan in accordance with Section 1129(b) of the Bankruptcy Code.

I.  Dividends

          The Debtors presently intend to retain earnings, if any, for working capital and to fund capital expenditures. Accordingly, there is no present intention to pay Cash dividends on any shares of New Parent Common Stock.

                                       IX.

                         EXEMPTIONS FROM SECURITIES ACT
                        REGISTRATION; REGISTRATION RIGHTS

          The Plan contemplates the issuance of certain securities to holders of Allowed Claims and Allowed Equity Interests. Section 1145 of the Bankruptcy Code creates certain exemptions from the registration and licensing requirements of federal and state securities laws with respect to the issuance and distribution of securities by a debtor under a plan of reorganization to holders of claims or interests wholly or principally in exchange for those claims or interests.

A. Issuance of New Securities Pursuant to the Plan

          With respect to the New Senior Notes, New Parent Common Stock and New Warrants to be issued on the Effective Date, the Debtors intend to rely upon the exemption from the registration requirements of the Securities Act (and the equivalent state securities or "blue sky" laws) provided by Section 1145(a)(1) of the Bankruptcy Code. Generally, Section 1145(a)(1) of the Bankruptcy Code exempts the issuance of securities from the requirements of the Securities Act and the equivalent state securities and "blue sky" laws if the following conditions are satisfied (i) the securities are issued by a debtor, an affiliate participating in a joint plan of reorganization with the debtor, or a successor of the debtor under a plan of reorganization, (ii) the recipients of the securities hold a claim against, an interest in, or a claim for an administrative expense against, the debtor, and (iii) the securities are issued entirely in exchange for the recipient's claim against or interest in the debtor, or are issued "principally" in such exchange and "partly" for Cash or property. The Debtors believe that the issuance of securities contemplated by the Plan will satisfy the aforementioned requirements and therefore is exempt from federal and state securities law, although as discussed in Section B below, under certain circumstances, subsequent transfers of such securities may be subject to registration requirements under such securities laws.

B. Subsequent Transfer of Securities Issued Under the Plan

          The securities issued pursuant to the Plan may be resold by the holders thereof without restriction unless, as more fully described below, any such holder is deemed to be an "underwriter" with respect to such securities, as defined in Section 1145(b)(1) of the Bankruptcy Code. Generally, Section 1145(b)(1) of the Bankruptcy Code defines an "underwriter" as any person who (1) purchases a claim against, or interest in, a bankruptcy case, with a view towards the distribution of any security to be received in exchange for such claim or interest, (2) offers to sell securities issued under a bankruptcy plan on behalf of the holders of such securities, (3) offers to buy securities issued under a bankruptcy plan from persons receiving such securities, if the offer to buy is made with a view towards distribution of such securities, or (4) is an issuer as contemplated by Section 2(11) of the Securities Act. Although the definition of the term "issuer" appears in Section 2(4) of the Securities Act, the reference (contained in Section 1145(b)(1)(D) of the Bankruptcy Code) to
Section 2(11) of the Securities Act purports to include as "underwriters" all persons who, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with, an issuer of securities. "Control" (as such term is defined in Rule 405 of Regulation C under the Securities Act) means the possession, direct or indirect, of the power to direct or cause the direction of the policies of a person, whether through the ownership of voting securities, by contract or otherwise. Accordingly, an officer or director of a reorganized debtor (or its successor) under a plan of reorganization may be deemed to be a "control person," particularly if such management position is coupled with the ownership of a significant percentage of the debtor's (or successor's) voting securities. Moreover, the legislative history of Section 1145 of the Bankruptcy Code suggests that a creditor who owns at least 10% of the voting securities of a reorganized debtor may be presumed to be a "control person."

C. Registration Rights

          As discussed above, although upon their issuance pursuant to Section 1145(a)(1) of the Bankruptcy Code the New Senior Notes, New Warrants and shares of New Parent Common Stock may generally be resold by the holders thereof without registration under the Securities Act (or under equivalent state securities or "blue sky" laws), a holder may be unable to resell his or its securities if such holder is deemed to be (a) an "underwriter" within the meaning of Section 1145(b)(1) of the Bankruptcy Code, or (b) an "affiliate" or "control person" of the Debtors within the meaning of the Securities Act. In order to enable holders of New Parent Common Stock, New Warrants and New Senior Notes to sell their securities without restriction (and to obviate the need to satisfy the requirements relating to applicable exemptions from federal and state securities law registration), the Debtors have agreed to provide certain holders of New Parent Common Stock, New Warrants and New Senior Notes with certain registration rights under an agreement which will be entered into among such holders and the Reorganized Debtors on and after the Effective Date.

          THE FOREGOING SUMMARY DISCUSSION IS GENERAL IN NATURE AND HAS BEEN INCLUDED IN THIS DISCLOSURE STATEMENT SOLELY FOR INFORMATIONAL PURPOSES. THE DEBTORS MAKE NO REPRESENTATIONS CONCERNING, AND DO NOT HEREBY PROVIDE ANY OPINION OR ADVICE WITH RESPECT TO, THE SECURITIES LAW AND BANKRUPTCY LAW MATTERS DESCRIBED ABOVE. IN LIGHT OF THE COMPLEX AND SUBJECTIVE INTERPRETIVE NATURE OF WHETHER A PARTICULAR RECIPIENT OF SECURITIES UNDER THE PLAN MAY BE DEEMED TO BE AN "UNDERWRITER" WITHIN THE MEANING OF SECTION 1145(b)(1) OF THE BANKRUPTCY CODE AND/OR AN "AFFILIATE" OR "CONTROL PERSON" UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS AND, CONSEQUENTLY, THE UNCERTAINTY CONCERNING THE AVAILABILITY OF EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND EQUIVALENT STATE SECURITIES AND "BLUE SKY" LAWS, GOLDEN BOOKS ENCOURAGES POTENTIAL RECIPIENTS OF NEW SENIOR NOTES, NEW WARRANTS AND NEW PARENT COMMON STOCK TO CONSIDER CAREFULLY AND CONSULT WITH HIS, HER, OR ITS OWN LEGAL ADVISOR(S) WITH RESPECT TO SUCH (AND ANY RELATED) MATTERS.

                                       X.

             ALTERNATIVES TO THE PLAN AND CONSEQUENCES OF REJECTION


          Among the possible consequences if the Plan is rejected or if the Bankruptcy Court refuses to confirm the Plan are the following: (1) an alternative plan could be proposed or confirmed; or (2) the Chapter 11 Cases could be converted to liquidation cases under Chapter 7 of the Bankruptcy Code.

A. Alternative Plans

          As previously mentioned, with respect to an alternative plan, the Debtors and their professional advisors have explored various alternative scenarios and believe that the Plan enables the holders of Claims and Equity Interests to realize the maximum recovery under the circumstances. The Debtors believe the Plan is the best plan that can be proposed and serves the best interests of the Debtors and other parties-in-interest.

B.  Chapter 7 Liquidation

          For a discussion of a Chapter 7 liquidation, see Section V(B)(2) above entitled "Acceptance and Confirmation of the Plan -- Confirmation -- Statutory Requirement for Confirmation of the Plan."


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

                                       XI.

                          RECOMMENDATION AND CONCLUSION

          The Debtors, the Informal Senior Note Committee and the Informal TOPrS Committee, and their respective professional advisors, have analyzed different scenarios and believe that the Plan will provide for a larger distribution to holders of Claims and Equity Interests than would otherwise result if an alternative restructuring plan were proposed or the assets of the Debtors were liquidated. In addition, any alternative other than Confirmation of the Plan could result in extensive delays and increased administrative expenses resulting in potentially smaller distributions to the holders of Claims and Equity Interests. Accordingly, the Debtors, the Informal Senior Note Committee and the Informal TOPrS Committee recommend confirmation of the Plan and urge all holders of impaired Claims and Equity Interests to vote to


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



accept the Plan, and to evidence such acceptance by returning their Ballots so that they will be received by no later than the Voting Deadline.

Date:    New York, New York
         March 25, 1999

                                           GOLDEN  BOOKS  FAMILY  ENTERTAINMENT,
                                           INC.,  (for  itself and on behalf of
                                           each of the above-captioned  Debtors
                                           and Debtors-in-Possession)


                                            By:   /s/ Richard E. Snyder
                                                  ---------------------
                                                  Richard E. Snyder
                                                  Chairman of the Board and
                                                  Chief Executive Officer


PROSKAUER ROSE LLP
Counsel to the Debtors and
Debtors-in-Possession


By:   /s/ Alan B. Hyman
      -----------------
      Alan B. Hyman (AH-6655)
      A Member of the Firm
      1585 Broadway
      New York, New York  10036
      (212) 969-3000



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



                                TABLE OF CONTENTS

                                                                            Page

I.   INTRODUCTION AND SUMMARY..................................................1
     A.   Overview.............................................................1
     B.   Summary of Classification and Treatment Under the Plan...............2
     C.   Voting and Confirmation Procedures..................................12
          1.   Who May Vote...................................................14
          2.   Voting Instructions............................................14
          3.   Acceptance or Rejection of the Plan............................16
          4.   Confirmation Hearing...........................................17
          5.   Objections.....................................................17

II.  BACKGROUND AND EVENTS PRECIPITATING
     CHAPTER 11 FILING AND  SOLICITATION......................................18

     A.   Overview of the Debtors and their Business Operations...............18
          1.   Children's Publishing Division.................................19
          2.   Adult Publishing Division......................................20
          3.   Entertainment Group Division...................................20
          4.   Commercial Printing Division...................................21

     B.   Pre-Petition Debt Structure of the Debtors..........................21
          1.   Pre-Petition Working Capital Facility..........................21
          2.   The Old Senior Notes...........................................23
          3.   GPH Claims.....................................................24
          4.   TOPrS Certificates.............................................25

     C.   Pre-Petition Capital Structure......................................26
     D.   Events Precipitating Chapter 11 Filing..............................27
     E.   Pre-Petition Asset Disposition and Expense Reduction Efforts........33

III.     SIGNIFICANT POST-PETITION EVENTS.....................................33
     A.       Commencement Of Chapter 11 Cases................................33
     B.       First Day Orders................................................34
     C.       Professional Retentions.........................................34
     D.       Post-Petition Financing.........................................35
     E.       Sale of Assets of the Adult Publishing Division.................36

IV.      OVERVIEW OF THE PLAN.................................................37
     A.       General.........................................................37
     B.       Classification of Claims and Equity Interests...................38
     C.       Treatment of Claims and Equity Interests Under the Plan.........40
          1.        Unclassified Categories of Claims.........................41
               a.   Category 1 -- Administrative Expense Claims...............41


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

               b.   Category 2-- Priority Tax Claims..........................43
          2.   Unimpaired Classes of Claims...................................44
                  a.   Class 1-- Priority Claims..............................44
                  b.   Class 2-- General Secured Claims.......................45
                  c.   Class 6-- General Unsecured Claims.....................46
                  d.   Class 11-- Subsidiary Equity Interests.................47
                  3.   Impaired Classes.......................................47
                  a.   Class 3--Old Senior Note Claims........................47
                  b.   Class 4--GPH Claims....................................51
                  c.   Class 5--TOPrS Claims..................................52
                  d.   Class 7--Debt Securities Rescission or Damage Claims...53
                  e.   Class 8--Old Preferred Stock Interests.................54
                  f.   Class 9--Old Common Stock Interests....................54
                  g.   Class 10--Equity Interest Rescission or Damage Claims..55

         D.       Description of Transactions to Be Implemented in Connection
                  with the Plan...............................................56
                  1.       New Senior Notes...................................56
                  2.       New Warrants.......................................56
                  3.       Reorganized Debtors' Charters......................57
                  4.       Management Stock Option Plan.......................57
                  a.       Richard E. Snyder (Chief Executive Officer)........57
                  b.       Richard K. Collins (Chief Operating Officer),
                           Philip Galanes (Chief Administrative Officer) and
                           Colin Finkelstein (Chief Financial Officer)........58
                  c.       Other Grants.......................................58
                  5.       Cancellation and Surrender of Existing Securities
                           and Agreements.....................................58
                  6.       Employment Contracts...............................60
                  7.       Registration Rights Agreements.....................61
                  8.       Substantive Consolidation..........................61
         E.       Funding for the Plan........................................63
         F.       Description of Other Provisions of the Plan.................63
                  1.       Disputed Claims....................................63
                  2.       Disputed Payments..................................64
                  3.       Unclaimed Property.................................64
                  4.       Issuance of New Securities.........................64
                  5.       Discharge..........................................65
                  6.       Termination of Subordination Rights and Settlement
                           of Related Claims and Controversies................66
                  7.       Additional Releases................................67
                  8.       Injunctions........................................68
                  9.       Exculpation........................................70
                  10.      Section 1146 Exemption.............................70
                  11.      Full and Final Satisfaction........................71
                  12.      Cram-Down..........................................72


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



                  13.      Disbursement of Funds and Delivery of
                           Distribution.......................................72
                  14.      Avoidance and Recovery Actions.....................74
                  15.      Retention of Jurisdiction..........................75
                  16.      Executory Contracts and Unexpired Leases...........76
                  17. Bar Date for Filing Proofs of Claims Relating to Executory Contracts and Unexpired Leases Rejected
                           Pursuant to the Plan...............................77
                  18.      Indemnification Claims.............................78
                  19.      Compensation and Benefit Programs..................79
                  20.      Retiree Benefits...................................80
                  21.      Post-Confirmation Fees, Final Decree...............80
                  22.      Continuation of Bankruptcy Injunction or Stays.....80
                  23.      Revesting of Assets................................80
                  24.      General Release of Liens...........................81
                  25.      Conditions to Effective Date of the Plan...........81
         G.       Post-Confirmation Officers and Directors....................83

V.       ACCEPTANCE AND CONFIRMATION OF THE PLAN..............................85
         A.       Acceptance of the Plan......................................85
         B.       Confirmation................................................86
                  1.       Confirmation Hearing...............................86
                  2.       Statutory Requirements for Confirmation of
                           the Plan...........................................87
                  3.       Confirmation Without Acceptance by All Impaired
                           Classes............................................90

VI.      VALUATION............................................................92

VII.     CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN..................92

VIII.    RISK FACTORS.........................................................92
         A.       Leverage....................................................93
         B.       Dependence on Key Personnel.................................93
         C.       Dependence On and Relationships with Key Customers
                  and Licensors...............................................94
         D.       Competitive Conditions......................................94
         E.       Risks Relating to Intellectual Properties...................95
         F.       Projected Financial Information.............................96
         G.       Lack of Market for Securities Issued Pursuant to Plan.......97
         H.       Certain Bankruptcy Related Considerations...................97
                  1.       Risk of Non-Confirmation of the Plan...............97
                  2.       Nonconsensual Confirmation.........................98
         I.       Dividends...................................................98

IX.      EXEMPTIONS FROM SECURITIES ACT
         REGISTRATION; REGISTRATION RIGHTS....................................99
         A.       Issuance of New Securities Pursuant to the Plan.............99


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         B.       Subsequent Transfer of Securities Issued Under the Plan....100
         C.       Registration Rights........................................101

X.       ALTERNATIVES TO THE PLAN AND CONSEQUENCES OF REJECTION..............103
         A.       Alternative Plans..........................................103
         B.       Chapter 7 Liquidation......................................103

XI.      RECOMMENDATION AND CONCLUSION.......................................104

EXHIBITS

A - Plan of  Reorganization
B - Form 10-K dated December 27, 1997
C - Form 10-Q dated September 26, 1998
D - Restructuring Agreement
E - Liquidation Analysis
F - Pro Forma balance sheet and financial projections

                                    EXHIBITS

         [Exhibit A to the Disclosure Statement (the Plan) has been filed separately with the Bankruptcy Court. All other exhibits will be filed with the Bankruptcy Court prior to the hearing to approve the Disclosure Statement.]